Filed pursuant to Rule 424(b)(3)
SEC file No. 333-268155

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JANUARY 9, 2023

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 4, 2022

Republic of the Philippines

US$             % Global Bonds due

US$             % Global Bonds due

US$             % Global Bonds due

The Republic of the Philippines (the “Republic”) is offering US$             in aggregate principal amount of its     % global bonds due                  (the “                 global bonds”), US$         in aggregate principal amount of its     % global bonds due                  (the “                 global bonds”) and US$                 in aggregate principal amount of its         % global bonds due                  (the “                 global bonds”). We refer to the                 global bonds, the                  global bonds and the                  global bonds collectively as the “global bonds.” The Republic will pay interest (i) on the                global bonds on                  and                 of each year, commencing on             , 2023, (ii) on the                  global bonds on                  and                  of each year, commencing on             , 2023 and (iii) on the                  global bonds on                  and                  of each year, commencing on                  , 2023. The Republic may not redeem the global bonds prior to their maturity. The                  global bonds, the                  global bonds and the                  global bonds will each mature at par on                 ,                 , and                 , respectively. The offering of the global bonds of each series, each pursuant to this prospectus supplement, are not conditioned upon one another.

The global bonds will be the direct, unconditional, unsecured and general obligations of the Republic and will rank without any preference among themselves and equally with all other present and future unsecured and unsubordinated external indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the global bonds ratably with payments being made under any other external indebtedness of the Republic.

The global bonds will be designated Collective Action Securities issued under a fiscal agency agreement, as supplemented, and constitute a separate series of debt securities under the fiscal agency agreement. The fiscal agency agreement contains provisions regarding future modifications to the terms of the global bonds that differ from those applicable to the Republic’s outstanding external public indebtedness issued prior to February 1, 2018. Under these provisions, which are described in the section entitled “Collective Action Securities,” on page 19 of the accompanying prospectus, the Republic may, among other things, amend the payment provisions of any series of debt securities (including the global bonds) and other reserve matters listed in the fiscal agency agreement with the consent of the holders of: (i) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (ii) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (iii) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

The offering of the global bonds is conditional on the receipt of certain approvals of the Monetary Board of the Bangko Sentral ng Pilipinas, the central bank of the Republic.

The global bonds are being offered globally for sale in the jurisdictions where it is lawful to make such offers and sales. Application has been made to admit the global bonds to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF Market (“Euro MTF”). We cannot guarantee that the application to the Luxembourg Stock Exchange will be approved, and settlement of the global bonds is not conditional on obtaining the listing. This prospectus supplement together with the prospectus dated November 4, 2022, constitute a prospectus for the purpose of Part IV of the Luxembourg law on prospectuses for securities dated July 16, 2019.

We expect to deliver the global bonds to investors in registered book-entry form only through the facilities of The Depository Trust Company (“DTC”), Clearstream Banking S.A. (“Clearstream, Luxembourg”), and Euroclear Bank SA/NV (“Euroclear”), on or about             , 2023.

	20 Global Bonds			20 Global Bonds			20 Global Bonds
	Per Bond		Total	Per Bond		Total	Per Bond		Total
Price to investors(1)		%	US$		%	US$		%	US$
Underwriting discounts and commissions		%	US$		%	US$		%	US$
Proceeds, before expenses, to the Republic		%	US$		%	US$		%	US$

(1)	Plus accrued interest, if any, from , 2023, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Global Coordinators, Joint Lead Managers and Joint Bookrunners

BofA Securities	Deutsche Bank	Goldman Sachs	HSBC	Morgan Stanley	Standard Chartered Bank	UBS

The date of this prospectus supplement is             , 2023

[THIS PAGE INTENTIONALLY LEFT BLANK]

S-i

You should read this prospectus supplement along with the prospectus that accompanies it. You should rely only on the information contained or incorporated by reference in this document and the accompanying prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This document and the accompanying prospectus may only be used for the purposes for which they have been published. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of this prospectus supplement or the accompanying prospectus, as applicable. Terms used herein but not otherwise defined shall have the meaning given to them in the prospectus that accompanies this prospectus supplement.

NOTICE TO PROSPECTIVE INVESTORS

The Republic accepts responsibility for the information that is contained in this prospectus supplement and the prospectus that accompanies it. To the best of the knowledge and belief of the Republic (which has taken all reasonable care to ensure that such is the case), the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Republic is a foreign sovereign state. Consequently, it may be difficult for you to obtain or realize upon judgments of courts in the United States against the Republic. See “Description of the Securities—Description of the Debt Securities—Jurisdiction and Enforceability” in the accompanying prospectus.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the global bonds may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any applicable restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer, and it is prohibited to use them to make an offer, in any state or country in which the making of the offering of the global bonds is prohibited. For a description of some restrictions on the offering and sale of the global bonds and the distribution of this prospectus supplement and the accompanying prospectus, see “Underwriting” on page S-54.

This document is only being distributed to and is only directed at (A) persons who are outside the United Kingdom and (B) persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (the “UK Prospectus Regulation”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). The global bonds are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such global bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Singapore SFA Product Classification—The global bonds are ‘prescribed capital markets products’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notices SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Hong Kong Securities and Futures Commission Code of Conduct (Paragraph 21 – Bookbuilding and Placing Activities) – Prospective investors should be aware that certain intermediaries in the context of this offering of the global bonds, including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Hong Kong Securities and Futures Commission (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors.

Associated Orders and Proprietary Orders: Prospective investors who are the directors, employees or major shareholders of the Republic, a CMI or any of its group companies would be considered under the SFC Code as having an association (“Association”) with the Republic, the relevant CMI or the relevant group company (as the case may be). Prospective investors associated with the Republic or any CMI (including its group companies) should specifically disclose this when placing an order for the global bonds and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering. Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Order Book Transparency: Prospective investors should ensure, and by placing an order, prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriter or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order.” If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order and such orders will be subject to applicable requirements in accordance with the SFC Code. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including Private Banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the SFC Code, including to the Republic, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

All references in this prospectus supplement (a) to the “Republic” or the “Philippines” are to the Republic of the Philippines, (b) to the “Government” are to the national government of the Philippines and (c) to “Bangko Sentral” or “BSP” are to Bangko Sentral ng Pilipinas, the central bank of the Philippines.

Unless otherwise indicated, all references in this prospectus supplement to “₱” are to the lawful national currency of the Philippines, those to “dollars,” “U.S. dollars,” “US$,” “U.S.$” or “$” are to the lawful currency of the United States of America.

SUMMARY OF THE OFFERING

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. You should read the entire prospectus supplement and the accompanying prospectus carefully.

Issuer	Republic of the Philippines.

Bonds	The US$ % global bonds due (the “ global bonds”), US$ % global bonds due (the “ global bonds”) and US$ % global bonds due (the “ global bonds” collectively, the “global bonds”).

Interest	The global bonds will bear interest at % from , 2023, payable semi-annually in arrear.

The global bonds will bear interest at % from , 2023, payable semi-annually in arrear.

The global bonds will bear interest at % from , 2023, payable semi-annually in arrear.

Issue Date	The global bonds: , 2023

The global bonds: , 2023.

The global bonds: , 2023.

Interest Payment Dates	With respect to each of the global bonds, the global bonds and the global bonds:

                     and                      of each year, payable to the persons who are registered holders thereof at the close of business on the preceding                      or                     , as applicable, whether or not a business day. The first interest payment will be made on            , 2023 in respect of the period from (and including)             , 2023 to (but excluding)             , 2023.

Maturity Date	The global bonds: ,

The global bonds: ,

The global bonds: .

Issuer Redemption	The Republic may not redeem the global bonds prior to maturity.

Status of Bonds

The global bonds will be direct, unconditional, unsecured and general obligations of the Republic and will rank without any preference among themselves and equally with all other present and future unsecured and unsubordinated External Indebtedness (as defined in the accompanying prospectus) of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the global bonds ratably with payments being made under any other external indebtedness of the Republic. The full faith and credit of the Republic will be pledged for the due and punctual payment of all principal and interest on the global bonds. See “Description of the Securities—Description of the Debt Securities—Status of Bonds” in the accompanying prospectus.

Negative Pledge

With certain exceptions, the Republic has agreed that it will not create or permit to subsist any Lien (as defined in the accompanying prospectus) on its revenues or assets to secure External Public Indebtedness (as defined in the accompanying prospectus) of the Republic, unless at the same time or prior thereto, the global bonds are secured at least equally and ratably with such External Public Indebtedness. The international reserves of Bangko Sentral represent substantially all of the official gross international reserves of the Republic. Because Bangko Sentral is an independent entity, the Republic and Bangko Sentral believe that the international reserves owned by Bangko Sentral are not subject to the negative pledge covenant in the global bonds and that Bangko Sentral could in the future incur External Public Indebtedness secured by such reserves without securing amounts payable under the global bonds. See “Description of the Securities—Description of the Debt Securities—Negative Pledge Covenant” in the accompanying prospectus.

Taxation

The Republic will make all payments of principal and interest in respect of the global bonds free and clear of, and without withholding or deducting, any present or future taxes of any nature imposed by or within the Republic, unless required by law. In that event, the Republic will pay additional amounts so that the holders of the global bonds receive the amounts that would have been received by them had no withholding or deduction been required, subject to certain exceptions. See “Description of the Securities—Description of the Debt Securities—Additional Amounts” in the accompanying prospectus.

Collective Action Clauses

The global bonds will be designated Collective Action Securities issued under a fiscal agency agreement, as supplemented, and constitute a separate series of debt securities under the fiscal agency agreement. The fiscal agency agreement contains provisions regarding future modifications to the terms of the global bonds that differ from those applicable to the Republic’s outstanding external public indebtedness issued prior to February 1, 2018. Under these provisions, which are described in the section entitled “Collective Action Securities” on page 19 of the accompanying prospectus, the Republic may, among other things, amend the payment provisions of any series of debt securities (including the global bonds) and other reserve matters listed in the fiscal agency agreement with the consent of the holders of: (i) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (ii) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (iii) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

Cross-Defaults

Events of default with respect to the global bonds include (i) if the Republic fails to make a payment of principal, premium, prepayment charge or interest when due on any External Public Indebtedness with a principal amount equal to or greater than $25,000,000 or its equivalent, and this failure continues beyond the applicable grace period; or (ii) if any External Public Indebtedness of the Republic or the central monetary authority in principal amount equal to or greater than $25,000,000 is accelerated, other than by optional or mandatory prepayment or redemption. See “Collective Action Securities—Events of Default: Cross Default and Cross Acceleration” in the accompanying prospectus.

Listing

The Republic is offering the global bonds for sale in the United States and elsewhere where such offer and sale is permitted. Application has been made to admit the global bonds to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF. The Republic cannot guarantee that the application to the Luxembourg Stock Exchange will be approved, and settlement of the global bonds is not conditional on obtaining the listing.

Form, Denomination and Registration

The global bonds will be issued in fully registered form in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The global bonds will be represented by one or more global securities registered in the name of a depositary, its nominee or a custodian. Beneficial interests in the global securities will be shown on, and the transfer thereof will be effected only through, records maintained by the depositary and its direct and indirect participants. Settlement of all secondary market trading activity in the global bonds will be made in immediately available funds. See “Description of the Securities—Description of the Debt Securities—Global Securities” in the accompanying prospectus.

Further Issues

The Republic may from time to time, without notice to or the consent of the registered holders of the global bonds, issue further bonds which will form a single series with the global bonds. See “Collective Action Securities—Further Issues of Debt Securities” in the accompanying prospectus.

Use of Proceeds	The Republic intends to use the net cash proceeds from the sale of the global bonds for general purposes of the Republic, including budgetary support.

It is the Republic’s intention to invest an amount equal to the proceeds from the sale of the                      global bonds, net of the underwriting discount and certain expenses, into projects that may qualify as “Eligible Social Expenditures and Eligible Green Expenditures” (the “Eligible Expenditures”) under the Republic’s Sustainable Finance Framework (the “Framework”), which is described under “Republic of the Philippines—Sustainable Finance Framework” of the Republic’s annual report on Form 18-K for the fiscal year ended December 31, 2021.

Under the Framework, Eligible Expenditures may include access to essential services, affordable basic infrastructure, food security, employment generation, socioeconomic advancement and empowerment, affordable housing, COVID-19 expenditure, clean transportation, climate change adaptation, environmentally sustainable management of living natural resources and land use, and renewable energy. The Eligible Expenditures are limited to Government expenditures that occurred no earlier than 24 months to the issue date of the                      global bonds (the “Issue Date”), the budget year of the Issue Date, and two budget years following the Issue Date.

The examples of projects described above are for illustrative purposes only and no assurance can be provided that disbursements for projects with these specific characteristics will be made by the Republic in an amount equal to the net proceeds from the sale of the                      global bonds. There can be no assurance that any projects so funded will meet investor expectations regarding sustainability performance. Adverse environmental or social impacts may occur during the design, construction, and operation of the projects, or the projects may become controversial or criticized by activist groups or other stakeholders.

Fiscal Agent	The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A.).

Governing Law

The fiscal agency agreement (as defined below) and the global bonds will be governed by and interpreted in accordance with the laws of the State of New York. The laws of the Republic will govern all matters governing authorization and execution of the fiscal agency agreement and the global bonds by the Republic.

USE OF PROCEEDS

The Republic intends to use the net cash proceeds from the sale of the global bonds for general purposes of the Republic, including budgetary support. None of the underwriters shall have any responsibility for the application of the net cash proceeds from the sale of the global bonds.

It is the Republic’s intention to invest an amount equal to the proceeds from the sale of the                  global bonds, net of the underwriting discount and certain expenses, into projects that may qualify as Eligible Expenditures under the Framework, which is described under “Republic of the Philippines—Sustainable Finance Framework” of the Republic’s annual report on Form 18-K for the fiscal year ended December 31, 2021.

Under the Framework, Eligible Expenditures may include access to essential services, affordable basic infrastructure, food security, employment generation, socioeconomic advancement and empowerment, affordable housing, COVID-19 expenditure, clean transportation, climate change adaptation, environmentally sustainable management of living natural resources and land use, and renewable energy. The Eligible Expenditures are limited to Government expenditures that occurred no earlier than 24 months to the Issue Date, the budget year of the Issue Date, and two budget years following the Issue Date.

The examples of projects described above are for illustrative purposes only and no assurance can be provided that disbursements for projects with these specific characteristics will be made by the Republic in an amount equal to the net proceeds from the sale of the                  global bonds. There can be no assurance that any projects so funded will meet investor expectations regarding sustainability performance. Adverse environmental or social impacts may occur during the design, construction, and operation of the projects, or the projects may become controversial or criticized by activist groups or other stakeholders.

Although the Framework contemplates certain practices with respect to reporting and use of proceeds, any failure by the Republic to conform to these practices does not constitute or give rise to a breach or an event of default under the                  global bonds. Any failure by the Republic to use an amount equivalent to the net proceeds from the issuance of the                  global bonds as set forth in the Framework, or to meet or continue to meet the investment requirements of socially focused investors with respect to the                  global bonds, or any withdrawal or modification of the second party opinion or any other third party opinion or certification, may affect the value of the                  global bonds and may have consequences for certain investors with portfolio mandates to invest in “social” or “sustainable” assets.

The Republic and the underwriters do not accept any responsibility for any losses howsoever arising, directly or indirectly, from the Framework, the second party opinion or their respective contents including for any social, environmental, and sustainability assessment of any global bonds issued by the Republic or makes any representation or warranty or assurance whether such global bonds will meet any investor expectations or requirements regarding “green”, “sustainable”, or similar labels that may attach to such global bonds. In the event any such securities are, or are intended to be, listed, or admitted to trading on a dedicated “green”, “sustainable”, or other equivalently labeled segment of a stock exchange or securities market, no representation or assurance is given by the Republic and the underwriters that such listing or admission will be obtained or maintained for the lifetime of the global bonds.

None of the underwriters is responsible for the ongoing monitoring of the use of the proceeds of the global bonds.

RECENT DEVELOPMENTS

The information in this section supplements the information about the Republic corresponding to the headings below that is contained in Exhibit 99.D to the Republic’s annual report on Form 18-K for the fiscal year ended December 31, 2021. To the extent the information in this section differs from the information contained in such annual report, you should rely on the information in this section. Capitalized terms not defined in this section have the meanings ascribed to them in the annual report.

Selected Economic Information of the Republic of the Philippines

	2017	2018	2019	2020	2021		2022(1)
	(₱ in billions, except as indicated)
GDP (at then-current market prices)	16,556.7	18,265.2	19,517.9	17,951.6	19,410.6		15,565.7
GDP (at constant 2018 prices)	17,176.0	18,265.2	19,382.8	17,537.8	18,538.1		14,367.8
GDP per capita, PPP concept (in $ at then-current market prices)(2)	8,199	8,793	9,363	8,457	9,190		10,490
GDP growth rate (%) (at constant 2018 prices)	6.9	6.3	6.1	(9.5)	5.7		7.7
Consumer price inflation rate (2018 CPI basket)(3)	2.9	5.2	2.4	2.4	3.9		5.8	(4)
Government surplus/(deficit) as % of GDP (at then-current market prices)	(2.1)	(3.1)	(3.4)	(7.6)	(8.6)		(6.5)
Government debt at end of period as % of GDP (at then-current market prices)	40.2	39.9	39.6	54.6	60.4		63.7
Public sector borrowing requirement(5)	(319.1)	(547.3)	(626.2)	(1,350.8)	(1,604.3)		N/A
Consolidated public sector financial position(6)	(4.6)	(171.0)	(184.6)	(976.4)	(1,073.0)		N/A
Current account surplus/(deficit) as % of GDP (at then-current market prices)	(0.7)	(2.6)	(0.8)	3.2	(1.5	)(14)	(6.1)
Overall balance of payments position at end of period as % of GDP (at then-current market prices)(7)	(0.3)	(0.7)	2.1	4.4	0.3		(2.7)
Direct domestic debt of the Government (in million ₱)(8)(9)	4,441,260	4,776,859	5,127,600	6,694,687	8,170,414		9,355,236	(10)
Direct external debt of the Government (in million $)(9)(11)	44,261	47,860	51,252	64,562	69,803		73,833	(10)
Public sector domestic debt(12)	5,830.7	6,065.3	6,307.7	6,712.4	7,315.0		6,981.0	(13)
Public sector external debt(11)(12)	2,562.4	2,891.8	2,966.9	3,406.7	3,939.8		4,207.6	(13)
Unemployment rate (%)	5.7	5.3	5.1	10.3	7.8	(14)	4.5	(15)
Gross international reserves (in billion $)(10)(16)	81.6	79.2	87.8	110.1	108.8		96.0	(4)

Notes:

(1)	Preliminary data as of September 30, 2022, unless otherwise stated.
(2)	Figure represents annualized per capita GDP, PPP concept. Amounts in pesos have been translated into U.S. dollars using the average Bangko Sentral reference exchange rates for the applicable period.
(3)

Effective February 4, 2022, the base year of the Consumer Price Index (“CPI”) was updated from 2012 to 2018. The rebasing of the CPI is done periodically (1) to ensure that the CPI market basket continues to capture goods and services commonly purchased by households over time; (2) to update expenditure patterns of households; and (3) to synchronize its base year with the 2018 base year of the GDP and other indices. 2022 figures are based on preliminary data as of September 30, 2022. 2022 data is an average of monthly inflation figures.

(4)	Preliminary data for 2022.
(5)

Represents the aggregate deficit or surplus of the Government, the Central Bank-Board of Liquidation (the “CB-BOL”), the Oil Price Stabilization Fund and the major government-owned and controlled corporations (“GOCCs”), the debt of which comprises virtually all the debt incurred by GOCCs.

(6)

Comprises the aggregate deficit or surplus of the Government, the CB-BOL’s accounts, the major GOCCs, the Social Security System, the Government Service Insurance System, Bangko Sentral, the GFIs and local government units.

(7)

Overall balance of payments has been revised to reflect late reports, post-audit adjustments and final data from companies. See “Balance of Payments—Revisions” for a more detailed discussion of recent and pending revisions to previously reported data.

(8)

Represents debt of the Government only and does not include other public sector debt. Includes direct debt obligations of the Government, the proceeds of which are on-lent to GOCCs and other public sector entities, but excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(9)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using the Bangko Sentral reference exchange rates at the end of each applicable period.
(10)	Preliminary data as of October 31, 2022.
(11)	Represents debt of the Government, the major GOCCs, the CB-BOL, Bangko Sentral and the GFIs.
(12)	Includes public sector debt, whether or not guaranteed by the Government.
(13)	Preliminary data as of March 31, 2022 (as indicated).
(14)	Preliminary data.
(15)	Preliminary results as of October 2022 based on the October 2022 Labor Force Survey.
(16)	Comprises the holdings by Bangko Sentral of gold reserves, foreign investments, foreign exchange and SDRs, including Bangko Sentral’s reserve position in the IMF.

Sources: Philippine Statistics Authority; Bureau of the Treasury; Department of Finance, Bangko Sentral.

Recent Economic Indicators

The following table sets out the performance of certain of the Republic’s principal economic indicators for the specified periods.

Years 2017 – 2022

	2017	2018	2019	2020	2021		2022(1)
GDP growth (constant 2018 prices) (%)	6.9	6.3	6.1	(9.5)	5.7		7.7
GNI growth (constant 2018 prices) (%)	6.8	5.9	5.4	(11.5)	1.7		10.1
Inflation rate (2018 CPI basket)(%)	2.9	5.2	2.4	2.4	3.9		5.8	(2)
Unemployment rate	5.7	5.3	5.1	10.3	7.8	(3)	4.5	(4)
91-day T-bill rate (%)	2.2	3.5	4.7	2.0	1.1		4.1	(5)
External position	(863)	(2,306)	7,843	16,022	1,345		(7,875	)(5)
Balance of payments ($ million)
Export growth (%)	21.2	0.3	2.9	(9.8)	12.5	(3)	6.3	(6)
Import growth (%)	17.6	11.9	(0.2)	(20.2)	30.5	(3)	22.7	(6)
External debt ($ billion)	73.1	79.0	83.6	98.5	106.4		107.9
International reserves
Gross ($ billion)	81.6	79.2	87.8	110.1	108.8		96.0	(5)
Net ($ billion)	81.6	79.2	87.8	110.1	108.8		96.0	(5)
Months of retained imports(6)	7.8	6.9	7.6	12.3	9.7		7.3	(5)(7)
Domestic credit growth (%)	13.9	14.9	10.7	4.7	8.2		11.0	(8)

Notes:

(1)	Preliminary data for the six months ended September 30, 2022, unless otherwise stated.
(2)	Preliminary data for 2022.
(3)	Preliminary data.

(4)	Preliminary results as of October 2022 based on the 2022 Annual Estimates of Labor Force Survey October rounds.
(5)	Preliminary data for 2022.
(6)	Preliminary data as of October 31, 2022.
(7)	Number of months of average imports of goods and payment of services and primary income that can be financed by reserves.
(8)	Preliminary data as of December 15, 2022.

Sources: Philippine Statistics Authority, Bangko Sentral.

GDP and Major Financial Indicators

Gross Domestic Product

In the first nine months of 2022, GDP grew by 7.7% compared with growth of 4.9% in the first nine months of 2021. The largest contributor was the gradual reopening of the economy which saw the services sector record 8.9% growth in the first nine months of 2022 at constant 2018 market prices compared to 4.4% in the first nine months of 2021. GNI grew by 10.1% in the first nine months of 2022 compared to a contraction of 0.6% during the same period in 2021 at constant 2018 market prices. Net primary income grew by 86.5% in the first nine months of 2022 at constant 2018 market prices compared to a contraction of 63.0% during the same period in 2021.

The following table shows GDP by sector, net primary income and GNI at current market prices for the specified periods.

	Gross Domestic Product by Major Sector (at current market price)						Percentage of GDP
	2017	2018	2019	2020	2021	2022(1)	2017	2022(1)
	(₱ in millions, except as indicated)						(%)
Agriculture, forestry and fishing sector	1,685,956	1,762,616	1,721,539	1,828,424	1,954,345	1,465,609	10.2	9.4
Industry sector
Mining and quarrying	148,094	163,322	161,656	137,060	185,284	222,926	0.9	1.4
Manufacturing	3,228,580	3,488,331	3,614,016	3,169,921	3,423,404	2,503,763	19.5	16.1
Electricity, steam, water, and waste management	505,119	557,030	607,881	611,051	650,876	576,556	3.1	3.7
Construction	1,106,154	1,373,841	1,535,727	1,180,199	1,347,446	1,170,780	6.7	7.5
Total	4,987,948	5,582,525	5,919,281	5,098,232	5,607,011	4,474,026	30.2	28.7
Service sector
Wholesale and retail trade; repair of motor vehicles and motorcycles	2,926,502	3,237,304	3,517,653	3,317,371	3,503,236	2,797,179	17.7	18.0
Transport and storage	637,191	697,839	757,661	551,045	604,919	568,069	3.8	3.6
Accommodation and food service activities	346,119	403,289	431,778	253,013	285,244	271,226	2.1	1.7
Information and communication	490,330	515,925	562,834	593,039	640,192	500,122	3.0	3.2
Financial and insurance activities	1,326,583	1,498,147	1,681,870	1,823,979	1,961,922	1,652,291	8.0	10.6
Real estate and ownership of dwellings	1,076,332	1,189,673	1,255,644	1,081,612	1,138,901	918,944	6.5	5.9
Professional and business services	1,110,458	1,159,265	1,219,757	1,137,558	1,220,837	967,234	6.7	6.2
Public administration and defense; compulsory social activities	642,127	767,706	890,688	950,590	1,030,438	760,249	3.9	4.9

	Gross Domestic Product by Major Sector (at current market price)						Percentage of GDP
	2017	2018	2019	2020	2021	2022(1)	2017	2022(1)
	(₱ in millions, except as indicated)						(%)
Education	649,366	731,607	778,868	719,494	796,827	652,022	3.9	4.2
Human health and social work activities	289,060	308,268	329,862	325,260	385,686	289,090	1.7	1.9
Other services	388,679	411,025	450,429	271,957	281,010	249,674	2.3	1.6

Total	9,882,747	10,920,048	11,877,043	11,024,918	11,849,213	9,626,099	59.7	61.8

Total GDP	16,556,651	18,265,190	19,517,863	17,951,574	19,410,568	15,565,733	100.0	100.0

Net primary income	1,826,528	1,947,159	1,954,197	1,360,427	693,869	879,241
Total GNI	18,383,179	20,212,349	21,472,060	19,312,001	20,104,437	16,444,974
Total GDP ($ billions)(2)	316.6	330.9	383.7	361.7	394.1	290.9
Per capita GDP, PPP concept ($)(3)	8,199	8,793	9,363	8,457	9,190	10,490

Notes:

(1)	Preliminary data for the first nine months of 2022.
(2)	Calculated using the average exchange rate for the period indicated. See “-Monetary System-Foreign Exchange System.”
(3)	Figure represents annualized per capita GDP, PPP concept. Based on preliminary data for the first six months of 2022.

Source: Philippine Statistics Authority.

The following table shows GDP by sector, net primary income and GDP at constant 2018 market prices for the specified periods.

	Gross Domestic Product by Major Sector (at constant 2018 market prices)						Percentage of GDP
	2017	2018	2019	2020	2021	2022(1)	2017	2022(1)
	(₱ in millions, except as indicated)						(%)
Agriculture, forestry and fishing sector	1,743,134	1,762,616	1,783,855	1,780,391	1,775,358	1,258,852	10.1	8.8
Industry sector
Mining and quarrying	160,065	163,322	168,857	137,493	144,431	116,727	0.9	0.8
Manufacturing	3,317,641	3,488,331	3,620,456	3,266,302	3,554,737	2,635,031	19.3	18.3
Electricity, steam, water, and waste management	523,161	557,030	591,312	589,213	615,505	488,236	3.0	3.4
Construction	1,201,714	1,373,841	1,507,244	1,122,308	1,234,811	982,761	7.0	6.8
Total	5,202,582	5,582,525	5,887,869	5,115,316	5,549,484	4,222,755	30.3	29.4
Service sector
Wholesale and retail trade; repair of motor vehicles and motorcycles	3,057,552	3,237,304	3,489,299	3,275,537	3,414,326	2,626,274	17.8	18.3
Transport and storage	648,153	697,839	742,347	515,149	547,542	481,315	3.8	3.3
Accommodation and food service activities	371,234	403,289	425,692	231,811	248,457	226,587	2.2	1.6
Information and communication	483,683	515,925	557,007	585,185	639,123	497,209	2.8	3.5
Financial and insurance activities	1,382,521	1,498,147	1,676,448	1,769,952	1,853,154	1,485,734	8.0	10.3
Real estate and ownership of dwellings	1,129,083	1,189,673	1,238,469	1,031,275	1,053,944	824,077	6.6	5.7

	Gross Domestic Product by Major Sector (at constant 2018 market prices)						Percentage of GDP
	2017	2018	2019	2020	2021	2022(1)	2017	2022(1)
	(₱ in millions, except as indicated)						(%)
Professional and business services	1,117,257	1,159,265	1,182,159	1,068,769	1,135,218	906,796	6.5	6.3
Public administration and defense; compulsory social activities	666,393	767,706	871,564	911,188	962,824	726,423	3.9	5.1
Education	671,837	731,607	766,089	687,610	744,503	612,389	3.9	4.3
Human health and social work activities	309,316	308,268	323,261	306,903	350,268	266,602	1.8	1.9
Other services	393,233	411,025	438,691	258,758	263,851	232,738	2.3	1.6

Total	10,230,262	10,920,048	11,711,027	10,642,137	11,213,211	8,886,145	59.6	61.8

Total GDP	17,175,978	18,265,190	19,382,751	17,537,843	18,538,054	14,367,752	100.0	100.0

Note:

(1)	Preliminary data for the first nine months of 2022.

Source: Philippine Statistics Authority.

Principal Sectors of the Economy

Agriculture, Hunting, Forestry and Fishing Sector

Production in the agriculture, forestry, and fishing sector grew by 0.8% in the first nine months of 2022 at constant 2018 market prices based on preliminary data, compared to a contraction of 1.0% during the same period in 2021 at constant 2018 market prices. Poultry and egg production was the main contributor to the increase with 9.0% growth at constant 2018 market prices in the first nine months of 2022 compared to a contraction of 1.6% during the same period in 2021 at constant 2018 market prices. This was followed by production of abaca with 8.5% growth and other animal production with 5.1% growth compared with contraction of 11.1% and lower growth of 3.0% for the same period in 2021, respectively, at constant 2018 market prices. This was partially offset by a reversal in sugarcane including muscovado-making in the farm at 25.6% in the first nine months of 2022, compared to growth of 9.7%, during the same period of 2021 at constant 2018 market prices.

Industry Sector

In the first nine months of 2022, the industry sector grew by 7.5% at constant 2018 market prices based on preliminary data, compared with growth of 8.0% during the same period in 2021. The lower rate of growth was primarily a result of lower growth in the manufacturing subsectors. Manufacturing grew by 5.3% in the first nine months of 2022 compared to a higher growth of 9.5% during the same period in 2021 at constant 2018 market prices. This was partially offset by an increase in construction subsector from growth of 6.5% in the first six months of 2021 to growth of 15.8% in the same period of 2022.

Manufacturing Subsector

In the first nine months of 2022, the manufacturing subsector grew by 5.3% compared to growth of 9.5% during the same period in 2021 at constant 2018 market prices. The largest contributor to the subsector’s lower rate of growth was the manufacture of basic metals, which contracted by 2.8% in the first nine months of 2022, compared to a 35.4% growth during the same period in 2021 at constant 2018 market prices. This was partially offset by a reversal of 27.9% growth in the manufacture of machinery and equipment except electrical in the first nine months of 2022, compared to a contraction of 0.4% in the same period of 2021 at constant 2018 market prices.

Service Sector

In the first nine months of 2022, the service sector grew by 8.7% compared to growth of 3.1% in the same period of 2021 at constant 2018 market prices. In the first nine months of 2022 growth was recorded across the service sector, with in other services at 33.2%, transportation and storage at 25.9%, and accommodation and food service activities at 29.7%, compared to a contraction of 8.0% and lower growth rates of 1.7% and 2.5%, respectively, in the same period in 2021 at constant 2018 market prices.

Net Primary Income

In the first nine months of 2022, net primary income grew by 86.5% compared to a 63.0% contraction during the same period in 2021. Inflows arising from compensation and property income grew at 48.0% and 24.8%, respectively, in the first nine months of 2022, compared to contractions of 57.0% and 7.2%, respectively, for the same period in 2021 at constant 2018 market prices.

Prices, Employment and Wages

Inflation

The following table sets out the CPI and inflation rate. 2017 and 2018 figures are presented based on the 2012 CPI basket. All other figures are based on the 2018 CPI basket.

	Changes in Consumer Price Index
	2017	2018	2019	2020	2021	2022(1)
Consumer price index	111.5	117.3	102.4	104.8	108.9	115.3
Inflation rate	2.9%	5.2%	2.4%	2.4%	3.9%	5.8%

Note:

(1)	Preliminary data.

Source: Bangko Sentral; Philippine Statistics Authority.

Consumer Price Index

The average inflation rate for 2022 was 5.8% based on preliminary data, higher than the average of 3.9% for 2021. The upward trend was due mainly to the higher annual growth rate in the price index for transport at 12.9%, alcoholic beverages and tobacco at 7.9%, and food and non-alcoholic beverages at 5.9%. The following increases in price indices in 2022 also contributed to the increase in average inflation rate in 2022: housing, water, electricity, gas and other fuels at 6.4%; clothing and footwear, 2.6%; furnishings, household equipment and routine household maintenance, 3.2%; recreation, sport and culture, 2.3%; restaurants and accommodation services, 4.1%; information and communication, 0.6% and personal care and miscellaneous goods and services, 3.0%.

Producer Price Index

The producer price index as of October 31, 2022 was 99.4, as compared to 92.7 as of October 31, 2021. The year-on-year PPI growth rate (2018=100) for these periods in 2021 and 2022 were 0.6% and 7.2%, respectively. The year-on-year increase in the PPI in October 2022 was attributable to annual expansions in the indices of 20 industry subdivisions, led by the manufacture of coke and refined petroleum products, which registered an annual growth of 14.4%. This was partially offset by contractions in the manufacture of machinery and equipment except electrical and printing and reproduction of recorded media subdivisions, with year-on-year declines of 3.0% and 0.1%, respectively, for the same periods in 2021 and 2022.

Employment and Wages

The following table presents selected employment estimates for various sectors of the economy.

	Selected Employment Information
	2017	2018(1)	2019(2)	2020(3)	2021(4)	2022(5)
	(all figures in percentages except as indicated)
Employed persons (in thousands)(6)	40,334	41,157	41,961	39,837	46,274	47,106
Unemployment rate	5.7	5.3	5.1	10.3	6.6	4.5
Employment share by sector:
Agriculture, hunting, forestry and fishing sector	25.4	24.3	22.2	24.8	25.6	22.5
Industry sector
Mining and quarrying	0.5	0.5	0.4	0.5	0.4	0.5
Manufacturing	8.6	8.8	8.7	8.1	8.0	7.8
Construction	8.8	9.4	9.8	9.4	9.1	9.7
Water supply, sewerage, waste management and remediation activities	0.2	0.1	0.2	0.1	0.2	0.1
Electricity, gas, steam and air conditioning supply	0.2	0.2	0.2	0.2	0.1	0.2
Total industry sector	18.3	19.1	19.3	18.3	17.8	18.3
Service sector
Transport and storage	7.8	7.8	8.2	7.4	6.5	7.2
Wholesale and retail trade; repair of motor vehicles and motorcycles	19.6	19.4	20.0	20.5	21.5	22.0
Finance and housing(7)	7.7	8.0	8.5	8.4	8.2	7.7
Other services(8)	21.3	21.4	21.9	20.6	20.4	22.2
Total service sector	56.3	56.6	58.4	56.9	56.6	59.2
Total employed	100.0	100.0	100.0	100.0	100.0	100.0

Notes:

(1)	Annual estimates were based on the final results of the 2018 Labor Force Survey.
(2)	Annual estimates were based on the final results of the 2019 Labor Force Survey.
(3)	Annual estimates were based on the final results of the 2020 Labor Force Survey.
(4)	Preliminary results as of December 31, 2021 based on the 2021 Annual Estimates of Labor Force Survey December rounds.
(5)	Preliminary results as of October 2022 based on the 2022 Annual Estimates of Labor Force Survey October rounds.
(6)	Does not include Overseas Filipino Workers.
(7)	Sum of financial and insurance activities, real estate activities and public administration and defense; compulsory social security subsectors.
(8)	Sum of all other service sectors excluding transport and storage, wholesale and retail trade; repair of motor vehicles and motorcycles, finance and housing.

Sources: Philippine Statistics Authority; Annual Labor and Employment Status; Labor Force Survey.

In October 2022, based on preliminary data, the total number of employed persons in the Republic, excluding OFWs, was estimated at 47.1 million. The unemployment rate was 4.5% in October 2022 based on preliminary data, lower than the 7.4% unemployment rate recorded in October 2021. The rate of labor force participation was 64.2% in October 2022, higher than 62.6% in October 2021. In October 2022, workers in the Republic were primarily employed in the service sector, representing 59.2% of the total employed population in the Republic, of which workers in the wholesale and retail trade and repair of motor vehicles and motorcycles comprised 22.0% of the total employed. Workers in the agriculture, hunting, forestry and fishing sector and the industry sector comprised 22.5% and 18.3%, respectively, of the total employed in October 2022, compared to 24.6% and 17.8%, respectively, in October 2021.

The following tables present employment information in the Republic by gender and by age group:

	Percentage Distribution of Population 15 Years Old and over by Employment Status, by Age Group
Age Group	October 2021	October 2022
	(Unemployed) (all figures in Percentages)
Both sexes 15 - 24	31.0	34.6
25 - 34	33.1	37.8
35 - 44	16.5	14.1
45 - 54	11.4	8.0
55 - 64	6.9	4.4
65 and over	1.1	1.2
Not reported	0.0	0.0
Total for all ages	100.0	100.0

Source: Philippine Statistics Authority; October 2022 Labor Force Survey.

	Percentage Distribution of Labor Force by Sex
	October 2021	October 2022
	(all figures in percentages)
Labor Force
Male	60.2	58.7
Female	39.8	41.3

Total	100.0	100.0
Employed
Male	60.3	58.8
Female	39.7	41.1

Total	100.0	100.0
Unemployed
Male	58.8	57.7
Female	41.2	42.3

Total	100.0	100.0

Source: Philippine Statistics Authority; October 2022 Labor Force Survey.

As of October 2022, 34.6% of the total unemployed population consisted of young people aged 15 to 24 years old, higher than the 31.0% recorded as of October 2021. In terms of gender, the female population represented 41.1% and 42.3% of the employed and unemployed workforce, respectively, as of October 2022, whereas the male population represented 58.8% and 57.7% of the employed and unemployed workforce, respectively, in October 2022.

Balance of Payments

The following table sets out the balance of payments of the Republic for the periods indicated.

	Balance of Payments
	2017	2018	2019	2020	2021	2022(1)
	($ in millions)
Current account(2)	(2,143)	(8,877)	(3,047)	11,578	(6,009)	(17,815)
Exports	124,126	129,980	136,889	119,867	130,184	103,933
Imports	126,269	138,857	139,936	108,289	136,193	121,748
Goods, Services, and Primary Income	(28,295)	(35,695)	(30,996)	(15,807)	(35,469)	(40,083)
Total exports	97,229	102,373	108,143	91,627	99,773	81,061
Total imports	125,525	138,068	139,139	107,435	135,242	121,144
Goods and Services	(31,522)	(39,364)	(36,272)	(19,909)	(38,718)	(43,914)
Exports	86,646	90,374	94,741	80,034	87,790	71,451
Imports	118,168	129,738	131,013	99,943	126,508	115,365
Goods	(40,215)	(50,972)	(49,312)	(33,775)	(52,806)	(54,377)
Exports	51,814	51,977	53,477	48,212	54,227	42,737
Imports	92,029	102,949	102,789	81,987	107,033	97,114
Services	8,693	11,608	13,039	13,866	14,088	10,462
Exports	34,832	38,397	41,264	31,822	33,563	28,714
Imports	26,139	26,789	28,225	17,956	19,475	18,251
Primary Income	3,226	3,669	5,276	4,101	3,249	3,831
Receipts	10,583	11,999	13,402	11,594	11,983	9,610
Payments	7,357	8,330	8,125	7,492	8,734	5,779
Secondary Income	26,153	26,818	27,949	27,386	29,461	22,268
Receipts	26,897	27,607	28,746	28,240	30,411	22,872
Payments	745	788	797	854	950	604
Capital account(2)	69	65	127	63	80	22
Receipts	103	103	147	88	99	80
Payments	34	38	20	25	19	58
Financial account(3)	2,798	(9,332)	(8,034)	(6,906)	(7,083)	(10,320)
Net acquisition of financial assets(4)	6,717	7,522	7,297	13,286	9,744	(391)
Net incurrence of liabilities(4)	9,515	16,855	15,331	20,192	16,827	9,929
Direct investment	(6,952)	(5,833)	(5,320)	(3,260)	(10,011)	(3,749)
Net acquisition of financial assets(4)	3,305	4,116	3,351	3,562	2,402	2,963
Net incurrence of liabilities(4)	10,256	9,949	8,671	6,822	12,413	6,713
Portfolio investment	2,454	1,448	(2,474)	(1,680)	10,248	1,989
Net acquisition of financial assets(4)	1,658	4,740	2,402	6,567	7,798	1,079
Net incurrence of liabilities(4)	(796)	3,292	4,876	8,246	(2,450)	(910)
Financial derivatives	(51)	(53)	(173)	(199)	(603)	(767)
Net acquisition of financial assets(4)	(503)	(679)	(874)	(796)	(1,105)	(1,166)
Net incurrence of liabilities(4)	(453)	(626)	(701)	(596)	(502)	(399)
Other investment	1,750	(4,894)	(67)	(1,767)	(6,717)	(7,792)
Net acquisition of financial assets(4)	2,257	(654)	2,417	3,953	649	(3,266)
Net incurrence of liabilities(4)	508	4,240	2,484	5,720	7,366	4,526
Net unclassified items(5)	(1,588)	(2,826)	2729	(2,526)	190	(357)
Overall balance of payments position(6)	(863)	(2,306)	7,843	16,022	1,345	(7,875	)(7)

Notes:

(1)	Preliminary data for the nine months ended September 30, 2022, unless otherwise stated.
(2)	Balances in the current and capital accounts are derived by deducting debit entries from credit entries.

(3)	Balances in the financial account are derived by deducting net incurrence of liabilities from net acquisition of financial assets.
(4)	Negative values of Net Acquisition of Financial Assets indicate withdrawal/disposal of financial assets; negative values of Net Incurrence of Liabilities indicate repayment of liabilities.
(5)

Net unclassified items is an offsetting account to the overstatement or understatement in either receipts or payments of the recorded balance of payments components relative to the overall balance of payments position.

(6)

The overall balance of payments position is calculated as the change in the country’s net international reserves, less non-economic transactions (revaluation and gold monetization/demonetization). Alternatively, it can be derived by adding the current and capital account balances less financial account plus net unclassified items.

(7)	Preliminary data for the eleven months ended November 30, 2022.

Source: Department of Economic Statistics, Bangko Sentral.

Overall Balance of Payments Performance

In the first eleven months of 2022, based on preliminary data, the overall balance of payments position of the Republic recorded a surplus of $7.9 billion, compared to a deficit of $0.4 billion in the same period of 2021. The higher deficit was primarily a result of the widening of the current account deficit on account of a higher trade deficit, as imports were higher due to both higher volumes of imports and higher prices of imported goods.

Current Account

In the first nine months of 2022, according to preliminary data, the current account recorded a deficit of $17.8 billion, compared to a deficit of $2.3 billion in the first nine months of 2021. This deficit was primarily due to a 48.9% increase in the trade-in-goods deficit from $36.5 billion in the first nine months of 2021 to $54.4 billion in the first nine months of 2022. This effect was partially offset by higher net receipts in both primary and secondary income in the first nine months of 2022 compared to the same period of 2021 (of $3.8 billion compared to $2.3 billion and $22.3 billion compared to $21.6 billion, respectively). In addition to imports growing more than exports during the first nine months of 2022, higher import prices and weakening global demand contributed to the restraints on the current account.

Goods Trade

In the first nine months of 2022, according to preliminary data, the trade-in-goods deficit increased by 48.9% to $54.4 billion, compared to $36.5 billion in the first nine months of 2021. The higher deficit was primarily the result of a 26.1% increase in imports, which increased to $97.1 billion in the first nine months of 2022 compared to $77.0 billion in the first nine months of 2021, which effect was partially offset by a 5.6% increase in exports, which increased to $42.7 billion in the first nine months of 2022 compared to $40.5 billion in the first nine months of 2021. Increases in both exports as well as imports of goods were mainly due to the gradual reopening of the domestic economy due to the relative easing of COVID-19 containment measures during most of the period.

Exports of Goods

The following table sets out the Republic’s exports of goods by major commodity group, as reported by the PSA.

	Exports by Major Commodity Groups
	Annual						Growth Rates		January- October		Growth Rates	Percentage of Total Exports
Commodities	2017	2018	2019	2020	2021	2022(1)	2020	2021	2021	2022(1)	2022(1)	2017	2022(1)
							(%)				(%)	(%)
	($ in millions, except percentages)
Agricultural products
Coconut products	2,051	1,539	1,294	1,230	1,940	2,314	(5.0)	57.7	1,514	2,314	52.9	3.0	3.5
Sugar and products	217	76	67	66	75	5	(1.4)	13.6	75	5	(93.0)	0.3	0.0
Fruits and vegetables	1,850	1,980	2,854	2,624	2,226	1,886	(8.0)	(15.2)	1,842	1,886	2.4	2.7	2.9
Other agro-based products	1,013	990	953	864	999	935	(9.3)	15.6	812	935	15.2	1.5	1.4

Total agricultural based products	5,130	4,585	5,168	4,784	5,165	6,075	(7.4)	8.0	4,242	5,140	21.2	7.5	9.2

Forest products	184	257	358	297	377	306	(16.9)	26.9	315	306	(2.7)	0.3	0.5
Mineral products	4,285	4,045	4,675	5,093	6,721	6,114	8.9	32.0	5,800	6,114	5.4	6.2	9.3
Petroleum products	396	494	226	193	6	6	(14.6)	(96.9)	5	6	24.3	0.6	0.0
Manufacturing
Electronic products	36,536	38,327	40,022	37,951	42,496	37,840	(5.2)	12.0	35,103	37,840	7.8	53.2	57.3
Other electronics	3,197	3,302	3,469	2,724	3,432	2,909	(21.5)	26.0	2,901	2,909	(0.3)	4.7	4.4
Garments	1,099	974	928	652	742	702	(29.7)	13.8	615	702	14.1	1.6	1.1
Textile yarns/fabrics	235	215	217	313	294	241	44.7	(6.1)	249	241	(3.1)	0.3	0.4
Footwear	80	103	132	114	111	88	(13.8)	(2.6)	92	88	(3.4)	0.1	0.1
Travel goods and handbags	485	597	745	420	647	605	(43.6)	54.0	519	605	16.6	0.7	0.9
Wood manufacturing	1,204	320	251	187	205	149	(25.5)	9.6	177	149	(15.9)	1.8	0.2
Furniture and fixtures	337	353	299	344	381	255	(15.2)	10.8	322	255	(20.9)	0.5	0.4
Chemicals	1,786	1,572	1,508	1,339	1,936	1,608	(11.2)	44.6	1,591	1,608	1.1	2.6	2.4
Non-metallic mineral manufacturing	202	236	267	226	296	256	(15.4)	31.0	231	256	10.8	0.3	0.4
Machinery and transport equipment	5,093	4,813	4,031	2,249	2,371	1,906	(45.5)	5.4	2,038	1,906	(6.5)	7.4	2.9
Processed food and beverages	1,395	1,333	1,330	1,245	1,461	1,191	(6.4)	17.3	1,224	1,191	(2.7)	2.0	1.8
Iron and steel	131	124	93	37	67	95	(59.8)	81.1	51	95	86.0	0.2	0.1
Baby carriages, toys, games and sporting goods	214	222	269	237	294	278	(11.9)	24.1	257	278	8.2	0.3	0.4
Basketwork, wickerwork, and other articles of plaiting materials	43	35	31	43	63	39	38.6	55.8	53	39	(25.8)	0.1	0.1
Miscellaneous	729	1,042	963	819	1,018	762	(15.0)	24.3	859	762	(11.3)	1.1	1.2
Others	4,571	4,639	4,325	4,881	5,231	4,366	12.8	7.2	4,386	4,366	(0.5)	6.7	6.6

Total Manufacturing	57,336	58,207	58,877	53,779	61,044	53,289	(8.7)	13.5	50,667	53,289	5.2	83.4	80.7
Special transactions	1,382	1,720	1,623	1,068	1,265	1,158.7	(34.2)	18.4	1,072.6	1,158.7	8.0	2.0	1.8

Total exports	68,713	69,307	70,927	65,215	74,653	66,015	(8.1)	14.5	62,101	66,015	6.3	100.0	100.0

Note:

(1)	Preliminary data for the ten months ended October 31, 2022.

Source: Philippine Statistics Authority, Bangko Sentral.

The following table sets out the Republic’s exports of goods by destination, as reported by the PSA.

	Export of Goods by Destination						Percentage of Total Exports
Country/Region	2017	2018	2019	2020	2021	2022(1)	2017	2022(1)
	($ millions)						(%)
North America(2)	10,826	11,849	12,860	10,971	13,050	10,270	15.8	17.6
United States	9,661	10,636	11,567	10,018	11,849	9,211	14.1	15.8
Europe(3)	10,126	9,465	8,890	7,570	9,261	7,267	14.7	12.5
European Union(4)	9,085	8,373	7,779	6,536	8,059	6,318	13.2	10.8
Asia(5)	45,513	45,761	47,101	44,994	50,371	39,259	66.2	67.3
Japan	10,853	10,323	10,675	10,034	10,725	8,357	15.8	14.3
People’s Republic of China	8,017	8,817	9,814	9,830	11,553	8,132	11.7	13.9
Hong Kong	9,024	9,564	9,625	9,226	9,932	7,470	13.1	12.8
South Korea	4,334	2,608	3,241	2,855	2,574	2,296	6.3	3.9
Singapore	3,973	4,316	3,832	3,775	4,195	3,755	5.8	6.4
Taiwan	2,451	2,521	2,253	2,121	2,526	2,126	3.6	3.6
Southeast Asia(6)	6,122	6,832	6,958	6,441	7,925	6,468	8.9	11.1
Oceania(7)	568	665	527	459	629	492	0.8	0.8
Middle East(8)	1,051	753	831	629	567	445	1.5	0.8
Others(9)	629	814	717	592	775	580	0.9	1.0

Total	68,713	69,307	70,927	65,215	74,653	58,313	100.0	100.0

Notes:

(1)	Based on preliminary data for the nine months ended September 30, 2022.
(2)	Includes the United States, Canada, and others.
(3)	Includes the European Union, Switzerland, the Russian Federation, the United Kingdom and others.
(4)

Includes Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, France, Federal Republic of Germany, Finland, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden and Romania.

(5)

Includes Japan, the People’s Republic of China, Hong Kong, South Korea, Singapore, Taiwan, Indonesia, Malaysia, Thailand, Brunei Darussalam, Vietnam, Myanmar, Laos, Bangladesh. Nepal, Pakistan, Sri Lanka, India, and others.

(6)	Includes only Malaysia, Indonesia, Thailand, Brunei Darussalam, Cambodia, Vietnam, Myanmar and Laos.
(7)	Includes Australia, New Zealand, Pacific Island, and others.
(8)	Includes Iran, Iraq, Kuwait, Saudi Arabia, the United Arab Emirates (including Abu Dhabi), and others.
(9)	Includes countries in Central America, South America (including Brazil), Africa, and others.

Source: Philippine Statistics Authority, Bangko Sentral.

In the first ten months of 2022, according to preliminary PSA data, total exports of goods increased by 6.3% to $66.0 billion, from the $62.1 billion recorded in the first ten months of 2021. This was primarily a result of the relative easing of COVID-19 containment measures in effect during most of the period, which resulted in a 5.2% increase in exports of manufactured goods from $50.7 billion in the first ten months of 2021 to $53.3 billion in the first ten months of 2022. The 21.2% increase in exports of agricultural products from $4.2 billion in the first ten months of 2021 to $5.1 billion in the first ten months of 2022 also contributed to the increase in total exports of goods.

Imports of Goods

The following table sets out the sources of the Philippines’ imports of goods by commodity group.

	Imports of Goods by Commodity Group
	Annual						Growth Rates		January- October		Growth Rate	Percentage of Total Imports
Commodities	2017	2018	2019	2020	2021(1)	2022(2)	2020	2021	2021	2022(2)	2022(2)	2017	2022(2)
							(%)				(%)	(%)
	($ in millions, except percentages)
Capital goods	31,469	35,285	37,434	29,752	35,468	31,760	(20.5)	19.2	28,871	31,760	10.0	32.7	30.6
Raw materials and intermediate goods
Unprocessed raw materials	4,276	4,851	3,576	3,576	4,400	4,986	(8.7)	23.0	3,566	4,986	39.8	4.4	3.8
Semi-processed raw materials	32,662	39,979	37,041	32,893	43,587	39,747	(11.2)	32.5	35,408	39,747	12.3	34.0	37.5

Raw materials and intermediate goods	36,938	44,830	40,617	36,158	47,988	44,733	(11.0)	32.7	38,974	44,733	14.8	38.4	41.2
Mineral fuels and lubricants	10,796	14,041	13,362	7,635	13,625	20,342	(42.9)	78.55	10,549	20,342	92.8	11.2	11.2
Consumer goods
Durable	9,467	9,804	10,176	7,196	9,015	8,730	(29.3)	25.3	7,208	8,730	21.1	9.9	7.6
Non-durable	6,931	8,202	9,081	8,251	9,841	9,750	(9.2)	19.3	8,103	9,750	20.3	7.2	8.6

Total consumer goods	16,398	18,006	19,260	15,447	18,856	18,480	(19.8)	22.1	15,311	18,480	20.7	17.1	16.2
Special transactions(1)	493	680	920	820	946	680	(10.8)	15.4	798	680	(14.8)	0.6	0.8

Total imports	96,093	112,841	111,593	89,812	116,883	115,994	(19.5)	30.1	94,504	115,994	22.7	100.0	100.0

Notes:

(1)	Excludes value of goods that do not involve change in ownership such as consigned, returned/replacement and temporarily imported goods.
(2)	Preliminary data for the ten months ended October 31, 2022.

Source: Philippine Statistics Authority, Bangko Sentral.

	Import of Goods by Source/Origin						Percentage of Total Imports
	2017	2018	2019	2020	2021	2022(1)	2017	2022(1)
	($ millions)						(%)
North America(2)	8,582	9,007	8,781	7,555	8,749	7,591	9.0	7.2
United States	7,784	8,062	8,072	6,922	7,751	6,706	8.1	6.4
Europe(3)	7,848	10,854	11,117	8,052	9,638	7,871	8.2	7.5
European Union(4)	6,644	7,901	8,531	6,036	7,673	5,966	6.9	5.7
Asia(5)	71,879	83,184	84,186	69,460	91,214	81,102	74.9	77.3
Japan	10,912	10,818	10,580	8,616	11,108	9,574	11.4	9.1
People’s Republic of China	17,464	22,015	25,496	20,868	26,799	21,034	18.2	20.0
Hong Kong	2,715	3,046	3,598	2,784	3,268	2,465	2.8	2.3
South Korea	8,465	11,312	8,477	6,895	9,351	10,006	8.8	9.5
Singapore	3,973	6,174	6,658	5,622	6,948	6,538	5.8	6.2
Taiwan	5,090	5,500	4,753	4,683	5,763	5,249	5.3	5.0
Southeast Asia(6)	19,616	22,250	22,465	18,153	25,453	24,380	20.5	23.2
Oceania(7)	2,635	2,461	2,213	1,443	2,310	2,606	2.7	2.5
Middle East(8)	3,800	5,685	3,704	1,867	2,999	3,906	4.0	3.7
Others(9)	1,350	1,650	717	1,592	1,974	1,887	1.3	1.8

Total	96,093	112,841	111,593	89,812	116,883	104,964	100.0	100.0

Notes:

(1)	Based on preliminary data for the nine months ended September 30, 2022.
(2)	Includes the United States, Canada, and others.
(3)	Includes the European Union, Switzerland, the Russian Federation, the United Kingdom and others.
(4)

Includes Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, France, Federal Republic of Germany, Finland, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden and Romania.

(5)

Includes Japan, the People’s Republic of China, Hong Kong, South Korea, Singapore, Taiwan, Indonesia, Malaysia, Thailand, Brunei Darussalam, Vietnam, Myanmar, Laos, Bangladesh. Nepal, Pakistan, Sri Lanka, India, and others.

(6)	Includes only Malaysia, Indonesia, Thailand, Brunei Darussalam, Cambodia, Vietnam, Myanmar, and Laos.
(7)	Includes Australia, New Zealand, Pacific Island, and others.
(8)	Includes Iran, Iraq, Kuwait, Saudi Arabia, the United Arab Emirates (including Abu Dhabi), and others.
(9)	Includes countries in Central America, South America (including Brazil), Africa, and others.

Source: Philippine Statistics Authority, Bangko Sentral.

In the first ten months of 2022, according to preliminary PSA data, total imports of goods increased by 22.7% to $116.0 billion, from the $94.5 billion recorded in the first ten months of 2021. This was primarily a result of the relative easing of COVID-19 containment measures in effect during most of the period, which resulted in increases in imports of capital goods, raw materials and intermediate goods, mineral fuels and lubricants, and consumer goods by 10.0%, 14.8%, 92.8% and 20.7% to $31.8 billion, $44.7 billion, $20.3 billion, and $18.5 billion in the first ten months of 2022, respectively, from $28.9 billion, $39.0 billion, $10.6 billion, and $15.3 billion, respectively, in the first ten months of 2021.

Services

The following table sets out the Republic’s services by sector for the periods indicated.

	Service Trade
	2017	2018	2019	2020	2021	2022(1)
	($ in million)
Total services	8,693	11,608	13,039	13,866	14,088	10,462

Exports	34,832	38,397	41,264	31,822	33,563	28,714
Imports	26,139	26,789	28,225	17,956	19,475	18,251
Manufacturing services on physical inputs owned by others	3,453	4,140	4,339	4,152	5,033	3,816
Exports	3,453	4,140	4,339	4,152	5,033	3,816
Imports	—	—	—	—	—	—
Maintenance and repair services	(51)	(54)	(61)	(11)	(8)	(40)
Exports	80	83	110	59	42	79
Imports	132	136	171	70	50	119
Transport	(2,533)	(2,653)	(2,280)	(2,525)	(3,493)	(2,966)

Exports	2,485	2,703	2,883	1,669	1,568	1,989
Imports	5,018	5,356	5,164	4,194	5,060	4,955
of which: Passenger	768	865	787	460	163	362
Exports	1,361	1,475	1,674	708	353	760
Imports	592	611	887	248	190	398
of which: Freight	(3,188)	(3,434)	(3,046)	(3,132)	(3,989)	(3,744)
Exports	687	764	763	564	672	557
Imports	3,875	4,197	3,809	3,696	4,661	4,301

	Service Trade
	2017	2018	2019	2020	2021	2022(1)
	($ in million)
of which: Other	(113)	(84)	(282)	147	333	416
Exports	438	464	446	396	542	673
Imports	550	548	468	249	209	256
Travel	(4,861)	(3,623)	(2,257)	(2,298)	(2,661)	(1,088)

Exports	6,988	8,240	9,781	1,791	600	2,060
Imports	11,850	11,863	12,038	4,088	3,262	3,148
Construction services	(6)	(12)	(5)	(11)	41	19

Exports	57	61	66	85	88	55
Imports	63	73	71	97	47	37
Insurance and pension services	(1,417)	(1,379)	(1,554)	(1,314)	(1,749)	(1,454)

Exports	85	86	90	75	101	78
Imports	1,502	1,465	1,644	1,389	1,850	1,532
Financial services	(268)	(287)	(539)	(453)	(162)	(559)

Exports	237	279	232	90	187	164
Imports	506	566	772	543	349	723
Charges for the use of intellectual property	(734)	(873)	(805)	(504)	(590)	(393)

Exports	17	44	28	15	33	9
Imports	751	917	833	519	623	402
Telecommunications, computer, and information services	4,787	4,949	4,766	4,414	4,179	3,462
Exports	5,638	5,940	6,098	5,930	6,300	4,982
Imports	852	991	1,332	1,515	2,121	1,520
Other business services	10,596	12,025	11,981	12,815	13,986	9,964

Exports	15,580	16,653	17,456	17,798	19,478	15,379
Imports	4,984	4,628	5,475	4,983	5,492	5,415
Personal, cultural and recreational services	3	(125)	(26)	(18)	(103)	(31)

Exports	191	149	161	136	112	87
Imports	188	274	187	154	214	118
Government services	(275)	(499)	(520)	(381)	(385)	(267)

Exports	19	19	19	22	22	16
Imports	294	518	539	403	407	283

Note:

(1)	Preliminary data for the nine months ended September 30, 2022.

Source: Bangko Sentral.

In the first nine months of 2022, according to preliminary data, the trade-in-services account showed a 1.6% increase from a $10.3 billion surplus in the first nine months of 2021 to a $10.5 billion surplus. This resulted in a 42.6% decrease in the deficit from travel services, from $1.9 billion in the first nine months of 2021 to $1.1 billion in the first nine months of 2022, and a 14.1% increase in the surplus for telecommunications, computer and information services, from $3.0 billion in the first nine months of 2021 to $3.5 billion in the first nine months of 2022. These factors were partially offset by an increase of 15.6% in the deficit for transport services, from $2.6 billion in the first nine months of 2021 to $3.0 billion in the first nine months of 2022.

Primary Income

The following table sets out the Republic’s primary income for the periods indicated.

	Primary Income
	2017	2018	2019	2020	2021(1)	2022(2)
	($ in millions)
Total Primary Income	3,226	3,669	5,276	4,101	3,249	3,831

Receipts	10,583	11,999	13,402	11,594	11,983	9,610
Payments	7,357	8,330	8,125	7,492	8,734	5,779
Compensation of employees	7,769	8,130	8,685	8,413	8,662	6,508

Receipts	7,926	8,288	8,827	8,549	8,825	6,641
Payments	157	158	142	136	163	133
Investment income	(4,542)	(4,461)	(3,409)	(4,311)	(5,413)	(2,677)

Receipts	2,658	3,711	4,575	3,045	3,158	2,969
Payments	7,200	8,172	7,894	7,356	8,571	5,647
Direct investment	(3,067)	(3,619)	(2,740)	(3,076)	(4,161)	(2,045)
Receipts	960	1,471	2,033	1,218	1,023	954
Payments	4,027	5,090	4,773	4,293	5,184	2,999
Income on equity and investment fund shares	(3,490)	(3,994)	(3,410)	(3,476)	(4,672)	(1,972)
Receipts	240	379	565	362	384	218
Payments	3,730	4,373	3,975	3,838	5,056	2,190
Dividends and withdrawals from income of quasi-corporations	(2,756)	(3,170)	(2,379)	(2,682)	(3,530)	(1,146)
Receipts	111	306	464	212	253	120
Payments	2,867	3,476	2,843	2,894	3,784	1,266
Reinvested earnings	(734)	(824)	(1,031)	(794)	(1,141)	(826)
Receipts	129	73	101	150	131	98
Payments	863	897	1,132	944	1,272	924
Interest	423	375	670	400	510	(73)
Receipts	720	1,092	1,468	855	639	736
Payments	297	717	798	455	128	809
Portfolio investment	(2,210)	(2,041)	(2,004)	(1,962)	(2,264)	(2,036)
Receipts	394	427	377	456	693	306
Payments	2,604	2,469	2,380	2,417	2,957	2,342
Income on equity and investment fund shares	(1,092)	(1,003)	(985)	(825)	(846)	(772)
Receipts	2	11	1	10	6	1
Payments	1,094	1,014	986	835	852	772
Dividends on equity excluding investment fund shares	(1,092)	(1,003)	(985)	(825)	(846)	(772)
Receipts	2	11	1	10	6	1
Payments	1,094	1,014	986	835	852	772
Interest	(1,119)	(1,038)	(1,019)	(1,136)	(1,418)	(1,265)
Receipts	391	416	375	446	687	305
Payments	1,510	1,455	1,394	1,582	2,105	1,570
Short term	(44)	(12)	(5)	(84)	(385)	(199)
Receipts	18	9	8	118	133	9
Payments	62	21	12	202	518	208

	Primary Income
	2017	2018	2019	2020	2021(1)	2022(2)
	($ in millions)
Long term	(1,075)	(1,026)	(1,014)	(1,052)	(1,033)	(1,065)
Receipts	373	408	367	328	555	296
Payments	1,447	1,434	1,381	1,380	1,587	1,362
Central Banks	(18)	(18)	(13)	(12)	(12)	(5)
Deposit-taking corporation, except the central bank	(49)	(65)	(143)	(143)	(145)	(137)
General government	(1,080)	(1,128)	(1,100)	(1,073)	(1,261)	(1,071)
Other sectors	72	185	242	176	384	147
Receipts	373	408	367	328	555	296
Payments	301	223	125	152	171	149
Other investment income	(214)	(15)	(192)	(381)	(294)	82
Receipts	355	598	639	264	136	388
Payments	569	613	831	645	429	305
Central banks	(5)	(10)	(12)	(4)	(1)	(11)
Receipts	0	0	0	0	0	0
Payments	5	10	12	4	1	11
Deposit-taking corporations, except the central bank	160	283	275	105	58	199
Receipts	230	379	420	196	115	242
Payments	70	96	145	91	57	44
General government	(281)	(347)	(467)	(374)	(214)	(174)
Other sectors	(88)	59	12	(108)	(136)	69
Receipts	125	219	219	69	21	145
Payments	213	160	207	176	157	76

Notes:

(1)	Preliminary data.
(2)	Preliminary data for the nine months ended September 30, 2022.

Source: Bangko Sentral.

In the first nine months of 2022, according to preliminary data, the primary income account recorded a surplus of $3.8 billion, a 69.1% increase from the $2.3 billion surplus recorded in the first nine months of 2021. The increased surplus was primarily the result of the combined effect of the 13.4% drop in primary income payments to $5.8 billion and 7.6% increase in primary income receipts to $9.6 billion during the period compared to the first nine months of 2021.

Secondary Income

The following table sets out the Republic’s secondary income for the periods indicated.

	Secondary Income
	2017	2018	2019	2020	2021	2022(1)
	($ in millions)
Total Secondary Income	26,153	26,818	27,949	27,512	29,461	22,268
Receipts	26,897	27,607	28,746	28,388	30,411	22,872
Payments	745	788	797	875	950	604
General Government	569	554	846	648	680	367
Receipts	636	583	883	687	719	408
Payments	67	29	37	39	39	40

	Secondary Income
	2017	2018	2019	2020	2021	2022(1)
	($ in millions)
Financial corporations, nonfinancial corporations, households and non-profit institutions serving households	25,584	26,264	27,103	26,864	28,781	21,900
Receipts	26,261	27,024	27,863	27,700	29,692	22,464
Payments	677	759	760	836	911	564
Personal transfers	24,795	25,421	26,256	26,259	27,767	21,145
Receipts	24,884	25,521	26,341	26,334	27,860	21,230
Payments	89	100	84	75	93	85
Other current transfers	789	844	846	605	1,014	755
Credit	1,377	1,502	1,523	1,367	1,832	1,234
Debit	588	659	676	761	818	478

Note:

(1)	Preliminary data for the nine months ended September 30, 2022.

Source: Bangko Sentral.

In the first nine months of 2022, according to preliminary data, the secondary income account recorded a surplus of $22.3 billion, 2.9% higher than the $21.6 billion recorded in the first nine months of 2021. This increased surplus was mainly due to a 3.3% increase in the surpluses recorded in the financial corporations, nonfinancial corporations, households, and non-profit institutions serving households account, from $21.9 billion in the first nine months of 2021 to $21.1 billion in the first nine months of 2022.

Financial Account

The following table sets out the Republic’s direct investments for the periods indicated.

	Direct Investments
	2017	2018	2019	2020	2021	2022(1)
	($ in millions)
Total direct investment	(6,952)	(5,833)	(5,320)	(3,260)	(10,011)	(3,749)

Net acquisition of financial assets	3,305	4,116	3,351	3,561	2,402	2,963

Direct investor in direct investment enterprises	1,758	1,029	926	125	285	305
Placements	2,027	1,123	1,103	248	501	430
Withdrawals	270	94	178	123	216	126
Reinvestment of earnings	129	73	101	150	131	98
Debt instruments	1,419	3,014	2,325	3,287	1,986	2,561
Direct investor in direct investment enterprises	6	7	418	22	401	128
Direct investment enterprises in direct investor	1,413	3,007	1,907	3,265	1,584	2,433
Net incurrence of liabilities	10,256	9,949	8,671	6,822	12,413	6,713

Equity and investment fund shares	4,261	3,242	3,427	2,651	4,575	2,019
Direct investor in direct investment enterprises	3,398	2,346	2,295	1,706	3,303	1,095
Placements	3,885	2,935	3,002	2,099	3,702	1,287
Withdrawals	487	590	706	392	399	192
Reinvestment of earnings	863	897	1,132	944	1,272	924

	Direct Investments
	2017	2018	2019	2020	2021	2022(1)
	($ in millions)
Debt instruments	5,996	6,706	5,244	4,172	7,838	4,694
Direct investor in direct investment enterprises	5,856	6,367	4,500	3,868	7,464	4,539
Direct investment enterprises in direct investor	140	339	744	304	374	155

Note:

(1)	Preliminary data for the nine months ended September 30, 2022.

Source: Bangko Sentral.

The following table sets out the Republic’s portfolio investments for the periods indicated.

	Portfolio Investments
	2017	2018	2019	2020	2021	2022(1)
	($ in millions)
Portfolio Investment	2,454	1,448	(2,474)	(1,680)	10,248	1,989
Net acquisition of financial assets	1,658	4,740	2,402	6,567	7,798	1,079
Equity and investment fund shares	743	85	702	1,014	1,785	170
Central banks	0	0	0	0	0	0
Deposit-taking corporations, except the central bank	(9)	(42)	81	2	(35)	(10)
Other sectors	752	127	622	1,012	1,820	179
Debt securities	915	4,655	1,700	5,553	6,013	909
Central bank	32	(5)	95	1,378	3,414	31
Deposit-taking corporations, except the central bank	445	3,190	1,983	1,985	(1,414)	275
Other sectors	437	1,471	(379)	2,190	4,013	603
Net incurrence of liabilities	(796)	3,292	4,876	8,246	(2,450)	(910)
Equity and investment fund shares	496	(1,031)	1,764	(2,541)	(975)	(501)
Deposit-taking corporations, except the central bank	0	(487)	(99)	(739)	803	550
Other sectors	495	(544)	1,863	(1,802)	(1,778)	(1,051)
Debt securities	(1,292)	4,324	3,112	10,787	(1,475)	(409)
Central bank	(15)	1	(6)	(24)	(7)	(8)
Deposit-taking corporations, except the central bank	214	1,491	1,304	424	(1,069)	(106)
General government	(299)	3,111	600	6,094	225	1,004
Other sectors	(1,192)	(280)	1,214	4,294	(623)	(1,300)

Note:

(1)	Preliminary data for the nine months ended September 30, 2022.

Source: Bangko Sentral.

The following table sets out the Republic’s other investments for the periods indicated.

	Other Investments
	2017	2018	2019	2020	2021	2022(1)
	($ in millions)
Total other investment	1,750	(4,894)	(67)	(1,767)	(6,717)	(7,792)
Net acquisition of financial assets	2,257	(654)	2,417	3,953	649	(3,266)
Currency and deposits	1,542	(1,430)	1,019	2,673	(631)	(1,556)
Deposit-taking corporations, except the central bank	517	(891)	787	1,240	184	(1,615)
Other sectors	1,025	(539)	232	1,433	(815)	59
Loans	629	425	1,210	1,174	1,165	(1,805)
Deposit-taking corporations, except the central bank	629	425	1,210	1,174	1,165	(1,805)
Trade credits and advances(2)	90	344	188	118	141	98
Other accounts receivable	(4)	7	0	(12)	(26)	(3)
Net incurrence of liabilities	508	4,240	2,484	5,720	7,366	4,526
Currency and deposits	654	121	169	(333)	380	291
Loans	(676)	3,560	2,111	6,462	4,151	3,001
Deposit-taking corporations, except the central bank	37	1,722	267	(3,260)	(1,166)	(404)
Long-term	—	—	—	—	—	—
Short-term	37	1,722	267	(3,260)	(1,166)	(404)
General government	223	873	1,463	7,334	4,148	3,072
Long-term drawings	1,382	2,065	2,627	8,517	5,340	3,789
Long-term repayments	1,158	1,192	1,164	1,182	1,192	717
Other sectors	(937)	965	382	2,387	1,169	334
Long-term	(558)	687	263	1,932	712	645
Drawings	2,386	3,049	2,219	3,507	2,604	1,731
Repayments	2,945	2,363	1,956	1,576	1,892	1,087
Short-term	(378)	278	118	456	457	(310)
Trade credits and advances	476	720	117	(787)	265	1,248
Other accounts payable—other	55	(162)	87	378	(202)	(15)

Notes:

(1)	Preliminary data for the nine months ended September 30, 2022.
(2)	All trade credits are short-term credits in non-governmental sectors.

Source: Bangko Sentral.

According to preliminary data, the financial account recorded a net outflow of $10.3 billion in the first nine months of 2022, representing a 723.8% increase from the net outflow of $1.3 billion recorded in the first nine months of 2021. This was primarily due to the reduction in net inflows of portfolio investments alongside the increase in net outflows from the other investment account and trading of financial derivatives. This was offset in part by the lower net outflows in the direct investment account.

Foreign Direct Investment

The following table sets out foreign direct investments in the Philippines by industry.

	Net Foreign Direct Investment by Industry(1)
	2017	2018	2019	2020	2021(2)	2022(3)
	($ in millions)
Industry
Total equity other than reinvestment of earnings, net	3,397.9	2,345.6	2,295.2	1,706.3	3,302.7	1,094.5
Agriculture, forestry and fishing	20.0	0.9	0.4	0.0	0.4	3.4
Mining and quarrying	8.9	5.0	1.4	0.6	6.0	1.1
Manufacturing	1,181.8	1,094.9	303.2	754.0	550.6	386.5
Electricity, gas, steam and air conditioning supply	1,388.0	199.2	307.3	(38.3)	2,065.4	(13.2)
Water supply, sewerage, waste management and remediation activities	1.3	0.4	5.8	4.7	(8.5)	0.0
Construction	162.4	42.7	66.0	99.8	51.8	153.3
Wholesale and retail trade and repair of motor vehicles and motorcycles	83.1	(18.0)	(180.7)	93.4	52.9	48.0
Transportation and storage	49.5	11.2	104.8	102.9	38.0	28.6
Accommodation and food service activities	(38.4)	6.7	20.6	7.8	10.2	10.9
Information and communication	38.3	15.9	357.1	130.0	55.3	90.1
Financial and insurance activities	141.5	454.2	949.7	230.5	269.3	208.6
Real estate activities	247.8	294.2	250.4	187.9	137.5	131.9
Professional, scientific and technical activities	66.0	15.0	8.1	24.4	45.5	27.9
Administrative and support service activities	(5.6)	22.1	59.5	90.7	12.9	7.4
Public administration and defense; compulsory social security	0.0	0.0	0.0	0.0	0.0	0.0
Education	1.4	0.3	1.5	0.8	7.3	0.6
Human health and social work activities	23.9	2.0	32.2	14.3	4.6	1.7
Arts, entertainment and recreation	27.9	198.4	9.1	2.8	3.3	0.9
Other service activities	0.1	0.5	(1.0)	0.1	0.3	6.8
Others, not elsewhere classified(4)	0.0	0.0	0.0	0.0	0.0	0.0
Reinvestment of earnings	862.6	896.6	1,132.0	944.2	1,272.3	924.2
Debt instruments	5,995.9	6,706.4	5,244.2	4,171.6	7,837.7	4,693.8

Total	10,256.4	9,948.6	8,671.4	6,822.1	12,412.6	6,712.5

Notes:

(1)

Data restated using the 2009 Philippine Standard Industrial Classification and in accordance with the BPM6 framework. Pursuant to BPM6, net FDI flows refer to non-residents’ net equity capital (calculated as placements less withdrawals plus reinvestment of earnings plus debt instruments (i.e., net intercompany borrowings)).

(2)	Preliminary data.
(3)	Preliminary data for the nine months ended September 30, 2022.
(4)	Covers non-residents investments in non-banks sourced from the Cross-Border Transactions Survey and in local banks; sectoral or industry breakdown statistics are not available.

The following table sets out foreign direct investments in the Philippines by country.

	Net Foreign Direct Investment by Country(1)
	2017	2018	2019	2020	2021(2)	2022(3)
	($ in millions)
Country
Total equity other than reinvestment of earnings, net	3,397.9	2,345.6	2,295.2	1,706.3	3,302.7	1,094.5
Japan	72.1	85.6	304.7	720.5	584.9	389.1
North America(4)	467.7	177.3	292.8	158.6	141.6	178.7
United Kingdom	9.4	43.2	9.1	43.3	15.8	18.5
European Union(5)	1,777.3	313.2	351.5	278.6	26.1	24.5
Other Europe(6)	14.1	6.8	22.0	4.5	6.2	23.3
Asia(7)	110.0	210.4	283.6	70.6	17.5	52.0
Asia Newly Industrialized Economies (ANIES)(8)	203.8	490.3	288.2	98.2	102.6	38.0
ASEAN(9)	725.5	1,070.2	662.2	295.8	2,375.0	398.6
Australia and New Zealand	(2.8)	(105.9)	(1.9)	(3.8)	(7.6)	4.4
Central and South America(10)	7.4	37.5	5.6	2.8	2.5	7.2
Others	13.4	17.2	77.4	37.2	38.2	9.3
International organization	0.0	0.0	0.0	0.0	0.0	0.0
Reinvestment of earnings(11)	862.6	896.6	1,132.0	944.2	1,272.3	924.2
Debt instruments(11)	5,995.9	6,706.4	5,244.2	4,171.6	7,837.7	4,693.8

Total	10,256.4	9,948.6	8,671.4	6,822.1	12,412.6	6,712.5

Notes:

(1)

Data restated using the 2009 Philippine Standard Industrial Classification and in accordance with the BPM6 framework. Pursuant to BPM6, net FDI flows refers to non-residents’ net equity capital (calculated as placements less withdrawals plus reinvestment of earnings plus debt instruments (i.e., net intercompany borrowings)).

(2)	Preliminary data.
(3)	Preliminary data for the nine months ended September 30, 2022.
(4)	Includes the United States and Canada.
(5)

The United Kingdom left the European Union effective January 1, 2021. For comparability across periods, data prior to January 1, 2021 were revised to reflect the United Kingdom’s exit from the European Union.

(6)	Includes Albania, Belarus, Croatia, Gibraltar, Iceland, Liechtenstein, Norway, Romania, Russian Federation, Switzerland and Ukraine.
(7)	Includes China, India, Pakistan and Western, Central, South and East Asia except South Korea, Hong Kong, Taiwan and ASEAN countries.
(8)	Includes South Korea, Hong Kong and Taiwan.
(9)	Includes Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Singapore, Thailand and Vietnam.
(10)	Includes Argentina, Brazil, Mexico, Panama and other Central and South American countries.
(11)	Country breakdowns for debt instruments are not available.

In the first nine months of 2022, according to preliminary data, net inflows of foreign direct investment were $6.7 billion, 10.0% lower than the $7.5 billion recorded in the first nine months of 2021. The lower inflows were mainly due to a decrease in net debt instruments, from $5.3 billion in the first nine months of 2021 to $4.7 billion in the first nine months of 2022. Foreign direct investments decreased primarily as a result of the decrease in net investments in electricity, gas, steam and air conditioning supply from a net inflow of $246.8 million in the first nine months of 2021 to a net outflow of $13.2 million in the first nine months of 2022, as well as a decrease in the net investments in transportation and storage from a net inflow of $35.1 million in the first nine months of 2021 to a net inflow of $28.6 million in the first nine months of 2022. These were partially offset by an increase in net investments in construction from a net inflow of $23.2 million in the first nine months of 2021 to a net inflow of $153.3 million in the first nine months of 2022, and an increase in net investments in real estate activities from a net inflow of $107.3 million in the first nine months of 2021 to a net inflow of $131.9 million in the first nine months of 2022.

The contribution of new equity investments to net inflows of foreign direct investment decreased to $1,094.5.0 million in the first nine months of 2022 from $1,127.6 million in the first nine months of 2021. Foreign direct investment decreased primarily as a result of decreases in new equity investments of foreign direct investment from the ANIEs countries and Singapore to net inflows of $398.6 million and $282.0 million, respectively, in the first nine months of 2022 from net inflows of $533.5 million and $506.5 million, respectively, in the first nine months of 2021. These were partially offset by increases in net inflows from Malaysia from a net inflow of $15.9 million in the first nine months of 2021 to a net inflow of $105.7 million in the first nine months of 2022. Reinvestment of earnings in the Republic decreased to $924.2 million in the first nine months of 2022, compared with $1.0 billion in the first nine months of 2021.

International Reserves

The following table sets out the gross international reserves of the Bangko Sentral, compiled in a manner consistent with the revised balance of payments framework and the treatment of IMF accounts in the depository corporations survey published in the IMF’s International Financial Statistics.

	Gross International Reserves of Bangko Sentral
	As of December 31,
	2017	2018	2019	2020	2021	2022(1)
	($ in millions, except months and percentages)
Sector
Reserve position in the IMF(2)	424.4	473.8	590.4	813.1	801.6	789.4
Gold	8,336.9	8,153.5	8,015.9	11,605.3	9,332.8	9,282.3
SDRs	1,210.8	1,183.7	1,181.9	1,232.9	3,938.9	3,705.9
Foreign investments	65,815.3	66,732.9	75,303.8	93,644.5	91,624.5	81,320.3
Foreign exchange(3)	5,782.5	2,649.5	2,747.5	2,821.6	3,096.6	912.4

Total	81,569.9	79,193.4	87,839.5	110,117.4	108,794.4	96,010.3

Total as number of months of imports of goods and services	7.8	6.9	7.6	12.3	9.7	7.3
Total as a % of short-term debt(4)
Original maturity	571.4	492.9	510.5	775.0	721.0	586.2
Residual maturity	419.3	364.9	396.5	529.0	552.9	385.2

Notes:

(1)	Preliminary data for 2022.
(2)	The reserve position in the IMF refers to the country’s claim on the IMF’s General Resources Account. It is an asset of the Government but is treated as part of the gross international reserves.
(3)	Consists of time deposits, investments in securities issued or guaranteed by Government or international organizations and repurchase agreements.
(4)

Short-term debt based on residual maturity refers to outstanding short-term external debt on original maturity plus principal payments on medium-and long-term loans of the public and private sectors due within the next 12 months.

Source: Bangko Sentral.

Preliminary data indicates that gross international reserves were $96.0 billion as of December 31, 2022, representing a decrease from the $108.8 billion recorded as of December 31, 2021. This decrease was mainly due to a decrease of $10.3 billion in foreign investments to $81.3 billion as of December 31, 2022 from $91.6 billion as of December 31, 2021. The level of gross international reserves as of December 31, 2022 was sufficient to cover approximately 7.3 months of imports of goods and payments of services and income, and was equivalent to 5.9 times the Republic’s short-term debt based on original maturity and 3.9 times based on residual maturity. Net international reserves at the end of December 31, 2022 were $96.0 billion.

Monetary System

Monetary Policy

As of September 30, 2022, Bangko Sentral, according to audited financial information, had total assets of ₱7,338.3 billion, of which international reserves accounted for ₱5,412.4 billion. Bangko Sentral’s remaining assets consisted mainly of domestic securities, loans and advances, bank premises and other fixed assets and other assets, and its liabilities consist mainly of currency in circulation and deposits from banks and quasi-banks.

Money Supply

The following table presents certain information regarding the Philippines’ money supply.

	Money Supply (SRF-based)
	As of December 31,
	2017	2018	2019	2020	2021		2022(1)
	(₱ in billions, except percentages)
M1(2)
Currency in circulation	1,047.6	1,231.8	1,395.8	1,731.8	1,876.8		1,864.5
Current account deposits	2,503.3	2,657.2	3,104.5	3,724.1	4,323.3		4,496.7
Total	3,550.8	3,889.0	4,500.3	5,455.9	6,200.1		6,361.2
percentage increase(3)	15.7%	9.5%	15.7%	21.2%	13.6	%(5)	7.1	%(6)
M2(4)	10,202.3	11,080.2	12,293.2	13,564.2	14,769.5		15,141.4
percentage increase(3)	11.6%	8.6%	10.9%	10.3%	8.9	%(5)	6.3	%(6)
M3(5)	10,636.1	11,643.0	12,976.3	14,222.0	15,343.4		15,628.3
percentage increase(3)	11.9%	9.5%	11.5%	9.6%	7.9	%(5)	5.4	%(6)

Notes:

(1)	Preliminary data as of November 30, 2022.
(2)	Consists of currency in circulation and demand deposits.
(3)	Period-on-period.
(4)	Consists of Ml, savings deposits and time deposits.
(5)	Consists of M2 and deposit substitutes.
(6)	Compared to November 30, 2021.

Source: Department of Economic Statistics, Bangko Sentral.

As of November 30, 2022, according to preliminary data, the Republic’s money supply (M3) was ₱15.6 trillion, an increase of 5.4% from the ₱14.8 trillion as of November 30, 2021. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 10.8% compared to the level as of November 30, 2021. This increase in domestic claims was primarily driven by an increase in net claims on Central Government, which increased by 13.8% compared to the level as of November 30, 2021. The Bangko Sentral’s net foreign asset position decreased marginally by 1.8% to ₱6.3 trillion as of November 30, 2022 and the net foreign asset position of other depository corporations also decreased by 6.5% to ₱0.9 trillion as of November 30, 2022.

In the first twelve months of 2022, the average 91-day T-bill rate was 4.09%.

The following table presents information regarding domestic interest and deposit rates.

	Domestic Interest and Deposit Rates
	2017	2018	2019	2020	2021	2022(1)
	(weighted averages per period) (%)
91-day Treasury bill rates	2.2	3.5	4.7	2.0	1.1	4.1
Bank average lending rates	5.6	6.1	7.1	N/A	N/A	N/A

Note:

(1)	Preliminary data as of December 31, 2022.

Source: Bangko Sentral.

Monetary Regulation

The Monetary Board decided to raise the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 50 basis points to 5.5%, effective on December 16, 2022. Accordingly, the interest rates on the overnight deposit and lending facilities were raised to 5.0% and 6.0%, respectively.

Foreign Exchange System

The following table sets out exchange rate information between the peso and the U.S. dollar.

	Per U.S. Dollar
Year	Period End	Period Average(1)
2017	49.923	50.404
2018	52.724	52.661
2019	50.744	51.796
2020	48.036	49.624
2021	50.774	49.255
2022(2)	56.120	55.684

Notes:

(1)	The average of the monthly average exchange rates for each month of the applicable period.
(2)	Preliminary data for the twelve months ended December 31, 2022.

Source: Reference Exchange Rate Bulletin, Treasury Department, Bangko Sentral.

The Philippine Financial System

Composition

The following table sets out the total resources of the Philippine financial system by category of financial institution.

	Total Resources of the Financial System(1)
	As of December 31,
	2017	2018(2)	2019	2020	2021(3)	2022(1)(4)
	(₱ in billions)
Banks
Universal/Commercial banks	14,054	15,692	17,216	18,527	19,761	21,389
Thrift banks	1,214	1,293	1,204	1,192	1,338	962
Rural banks	257	274	291	308	341	390
Total banks	15,524	17,259	18,712	20,028	21,440	22,741
Non-bank financial institutions(5)	3,740	3,835	4,446	4,543	4,786	4,775	(6)

Total assets	19,264	21,093	23,158	24,571	26,226	27,516

Notes:

(1)	Excludes assets of the Bangko Sentral. The amounts presented here include allowance for probable losses.
(2)	Data was revised starting end-March 2017 to include Other Financial Corporations (OFC) data.
(3)	Preliminary data.
(4)	Preliminary data as of October 31, 2022.
(5)

Includes Investment Houses, Finance Companies, Investment Companies, Securities Dealers/Brokers, Pawnshops, Lending Investors, Non Stocks Savings and Loan Associations, Credit Card Companies (which are under Bangko Sentral supervision), Government Non-bank Financial Institutions, Authorized Agent Banks Forex Corporations, and Private and Government Insurance Companies (i.e., SSS and GSIS).

(6)	Preliminary data as of June 30, 2022.

Source: Bangko Sentral.

Structure of the Financial System

The following table sets out the outstanding loans of universal and commercial banks classified by sector and their percentages by sector are net of BSP Reverse Repurchase Agreements.

	Universal and Commercial Banks’ Outstanding Loans by Sector(1)
	As of December 31,
	2018		2019		2020		2021		2022(2)
	(₱ in billions, except percentages)
Total	8,584.1	100%	9,508.8	100%	9,442.2	100%	9,892.2	100%	10,923.4	100.0%
Agriculture, Forestry and Fishing	192.2	2.2%	221.9	2.3%	211.4	2.2%	200.6	2.0%	204.5	1.9%
Mining and Quarrying	53.9	0.6%	48.0	0.5%	43.5	0.5%	37.3	0.4%	37.8	0.4%
Manufacturing	1,068.5	12.4%	1,048.7	11.0%	993.2	10.5%	1,088.8	11.0%	1,224.5	11.5%
Electricity, Gas, Steam & Air conditioning Supply	929.5	10.8%	1,006.4	10.6%	1,044.0	11.1%	1,046.4	10.6%	1,127.5	10.6%
Water Supply, Sewerage, Waste Management and Remediation Activities	82.5	1.0%	106.0	1.1%	103.7	1.1%	109.7	1.1%	129.0	1.2%

	Universal and Commercial Banks’ Outstanding Loans by Sector(1)
	As of December 31,
	2018		2019		2020		2021		2022(2)
	(₱ in billions, except percentages)
Construction	298.7	3.5%	368.7	3.9%	375.6	4.0%	383.5	3.9%	415.9	3.9%
Wholesale & Retail Trade, Repair of Motor Vehicles and Motorcycles	1,160.0	13.5%	1,193.9	12.6%	1,112.6	11.8%	1,125.8	11.4%	1,208.4	11.4%
Accommodation and Food Services Activities	152.5	1.8%	153.7	1.6%	162.4	1.7%	150.7	1.5%	143.6	1.3%
Transportation and Storage	271.4	3.2%	287.9	3.0%	302.2	3.2%	330.0	3.3%	337.2	3.2%
Information and Communication	316.4	3.7%	357.3	3.8%	376.1	4.0%	482.0	4.9%	576.2	5.4%
Financial and Insurance Activities	787.4	9.2%	923.8	9.7%	881.0	9.3%	970.6	9.8%	1,053.4	9.9%
Real Estate Activities	1,402.4	16.3%	1,677.8	17.6%	1,768.1	18.7%	1,930.9	19.5%	2,084.4	19.6%
Professional, Scientific and Technical Activities	71.4	0.8%	68.1	0.7%	54.6	0.6%	57.8	0.6%	117.6	1.1%
Administrative and Support Services Activities	36.2	0.4%	41.6	0.4%	37.6	0.4%	31.1	0.3%	36.3	0.3%
Public Administration and Defense; Compulsory Social Security	136.1	1.6%	142.4	1.5%	144.6	1.5%	152.6	1.5%	167.2	1.6%
Education	39.7	0.5%	42.9	0.5%	39.9	0.4%	34.8	0.4%	33.2	0.3%
Human Health and Social Work Activities	55.6	0.6%	59.9	0.6%	89.3	0.9%	93.2	0.9%	95.3	0.9%
Arts, Entertainment and Recreation	132.2	1.5%	146.8	1.5%	150.1	1.6%	162.4	1.6%	167.7	1.6%
Other Service Activities	128.0	1.5%	100.2	1.1%	65.0	0.7%	67.8	0.7%	74.9	0.7%
Activities of Households as Employers, Undifferentiated Goods & Services Producing Activities of Households for Own Use	85.6	1.0%	79.8	0.8%	86.3	0.9%	67.3	0.7%	67.8	0.6%
Others(3)	1,183.9	13.8%	1,433.0	15.1%	1,400.8	14.8%	1,368.8	13.8%	1,621.1	14.8%

Notes:

(1)	Net of amortization.
(2)	Preliminary data as of November 30, 2022.
(3)	Includes loans to individuals for household consumption purposes, loans under the Bangko Sentral’s reverse repurchase arrangement and loans to non-residents.

Non-Performing Loans

The following table provides information regarding NPLs for universal and commercial banks for the periods indicated.

	Total Loans (Gross) and Non-Performing Loans by type of Bank(1)
	As of December 31, (unless otherwise stated)
	2017	2018	2019	2020	2021	2022(2)
	(₱ in billions, except percentages)
Private Domestic Universal banks
Total loans	6,041.0	6,881.3	7,682.5	7,711.6	8,061.1	8,645.5
Non-performing loans	72.0	84.1	111.9	244.6	290.8	232.7
Ratio of non-performing loans to total loans	1.2%	1.2%	1.5%	3.2%	3.6%	2.7%
Other Private Commercial banks
Total loans	309.8	345.1	360.2	361.0	387.0	413.9
Non-performing loans	8.7%	9.5	11.0	17.6	19.7	19.8
Ratio of non-performing loans to total loans	2.8%	2.8%	3.1%	4.9%	5.1%	4.8%
Government banks(3)
Total loans	968.3	1,196.4	1,305.9	1,321.3	1,434.5	1,680.4
Non-performing loans	12.5%	15.6	28.6	36.3	55.1	91.4
Ratio of non-performing loans to total loans	1.3%	1.3%	2.2%	2.8%	3.9%	5.4%
Foreign banks(4)
Total loans	548.1	595.0	605.4	525.5	574.5	519.0
Non-performing loans	4.3	4.3	5.0	10.2	6.1	3.1
Ratio of non-performing loans to total loans	0.8%	0.7%	0.8%	2.0%	1.1%	0.6%
Total loans	7,867.1	9,017.8	9,954.0	9,919.5	10,457.1	11,258.9
Total non-performing loans	97.5	113.5	156.5	308.8	371.6	347.1
Ratio of non-performing loans to total loans	1.2%	1.3%	1.6%	3.1%	3.6%	3.1%

Notes:

(1)	Consists of two foreign bank subsidiaries.
(2)	Preliminary data as of October 31, 2022.
(3)	Consists of LBP, DBP and Al-Amanah Islamic Investment Bank of the Philippines.
(4)	Consists of 24 foreign banks, and excludes two foreign banks’ subsidiaries.

Source: Bangko Sentral.

As of October 31, 2022, according to preliminary data, the gross non-performing loan ratio was 3.1%, which was lower than the ratio of 3.6% recorded as of December 31, 2021. Non-performing loans decreased by 6.6% to ₱347.1 billion as of October 31, 2022 from the ₱371.6 billion recorded as of December 31, 2021, primarily due to easing of the effects of the ongoing global COVID-19 pandemic and the gradual reopening of the economy. The U/KB industry’s total loan portfolio increased by 7.7% to ₱11,258.9 billion as of October 31, 2022 from the ₱10,457.1 billion recorded as of December 31, 2021.

Government Securities Market

As of October 31, 2022, outstanding Government securities amounted to ₱9.4 trillion, 48.3% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, benchmark bonds and onshore dollar bonds, among others.

Government Revenues and Expenditures

The following table sets out Government revenues and expenditures for the periods indicated.

	Government Revenues and Expenditures
	Actual							Budget
	2017(1)	2018(1)	2019(1)	2020(1)	2021(1)	2022(1)(3)		2020	2021
	(₱ in billions, except percentages)
Cash Revenues
Tax revenues:
Bureau of Internal Revenue	1,772.3	1,951.9	2,175.5	1,951.0	2,078.1	2,156.4		1,531.8	2,081.2
Bureau of Customs	458.2	593.1	630.3	537.7	643.6	789.3		455.6	616.7
Other Government offices(2)	20.2	20.9	22.0	15.7	21.0	14.0		14.2	16.9

Total tax revenues	2,250.7	2,565.8	2,827.8	2,504.4	2,742.7	2,959.6		2,001.6	2,714.8
As a percentage of GDP (at current market prices)	13.6%	14.0%	14.5%	14.0%	14.1%	17.0	(4)%	10.1%	14.0%
Non-tax revenues:
Bureau of the Treasury income	99.9	114.2	146.5	219.7	125.3	148.2		65.3	74.7
Fees and charges	40.8	52.7	55.4	23.1	31.7	26.4		25.0	31.2
Privatizations	0.8	15.7	0.8	0.5	0.3	0.1		0.0	0.5
Others (including Foreign grants)	80.9	101.8	106.9	108.3	105.1	117.8		44.7	60.3

Total non-tax revenues	222.4	284.3	309.4	351.3	262.5	316.6		135.0	166.7

Total revenues	2,473.1	2,850.2	3,137.5	2,856.0	3,005.5	3,277.3		2,136.6	2,881.5

Expenditures
Allotment to local government units	530.2	575.7	618.0	804.5	892.7	995.8		500.1	655.8
Interest payments
Foreign	100.1	106.0	110.6	101.4	96.1	112.1		110.9	142.6
Domestic	210.5	243.2	250.3	279.1	333.3	347.2		302.1	389.0

Total interest payments	310.5	349.2	360.9	380.4	429.4	459.3		412.9	531.5

Tax expenditures	8.3	21.6	27.3	33.1	36.7	36.4		9.3	14.5
Subsidy	131.1	136.7	201.5	230.4	184.8	160.4		210.4	231.4
Equity and net lending	1.1	8.9	20.4	34.9	47.5	28.0		75.3	85.5
Others	1,842.5	2,316.5	2,569.6	2,745.4	3,066.6	2,833.3		2,354.4	3,218.5

Total expenditures	2,823.8	3,408.4	3,797.7	4,227.4	4,675.6	4,513.1		3,562.3	4,737.1

Surplus/(Deficit)	(350.6)	(558.3)	(660.2)	(1,371.4)	(1,670.1)	(1,235.8)		(1,425.8)	(1,855.6)
Financing
Net domestic borrowings	731.4	591.5	691.5	1,898.4	1,920.7	1,544.0		2,255.1	1,940.6
Gross domestic borrowings	733.6	594.5	693.8	1,998.7	2,010.1	1,610.4		2,258.1	2,491.0
Less: Amortization	2.2	2.9	2.4	100.3	89.6	66.5		407.1	550.4
Net foreign borrowings	27.6	191.8	184.8	600.8	331.5	370.9		202.9	332.5

Total net financing requirement	758.9	783.3	876.3	2,499.2	2,252.2	1,914.8		2,458.0	2,273.1

Change in cash	255.4	(52.7)	(224.6)	701.7	66.1	546.0

Notes:

(1)

Follows the GFSM 2014 concept wherein reporting of debt amortization reflects the actual principal repayments to the creditor including those serviced by the Bond Sinking Fund. Financing includes gross proceeds of liability management transactions such as bond exchanges.

(2)	Represents tax revenues of the Department of Environment and Natural Resources, Bureau of Immigration and Deportation, Land Transportation Office and other Government entities.
(3)	Preliminary data for the eleven months ended November 30, 2022.
(4)	Percentage of GDP is calculated taking preliminary data as of the nine months ended September 30, 2022 for total tax revenues.

Sources: Bureau of the Treasury; Department of Finance; Department of Budget and Management.

Revenues

Sources

Total Government revenues in the first eleven months of 2022, according to preliminary data, were ₱3,277.3 billion, an 18.1% increase over the ₱2,774.2 billion recorded in the first eleven months of 2021. In the first eleven months of 2022, Bureau of Internal Revenue collections were ₱2,156.4 billion, a 12.6% increase from the ₱1,915.8 billion recorded in the first eleven months of 2021. The Bureau of Customs recorded collections of ₱789.3 billion in the first eleven months of 2022, a 35.3% increase from the ₱583.3 billion recorded in the first eleven months of 2021. Non-tax revenues were ₱316.6 billion in the first eleven months of 2022, a 24.3% increase from the ₱254.7 billion recorded in the first eleven months of 2021.

Expenditures

Total Government expenditures in the first eleven months of 2022 were ₱4,513.1 billion, a 9.9% increase over the ₱4,106.3 billion recorded in the eleven months of 2021. This increase was primarily due to higher disbursements relating to the Government’s efforts to address the effects of the COVID-19 pandemic.

The Government Budget

2023 Budget

On December 5, 2022, President Marcos signed into law Republic Act No. 11936, or the General Appropriations Act for 2023. The 2023 budget set program expenditures at ₱5.268 trillion, 4.9% higher than the ₱5.024 trillion 2022 budget.

The 2023 budget is the Republic’s main fiscal stimulus that will fund programs, activities, and/or projects which focus on accelerating the country’s economic recovery from the COVID-19 pandemic, as well as prioritizing expenditures on education, health, agriculture, social safety nets, and continuing the legacy of infrastructure development. The Department of Education received the highest allocation in the 2023 budget with ₱710.6 billion, while a total of ₱1,248.3 trillion has been allocated for the Government’s 2023 infrastructure programs.

Debt

External Debt

The following table sets out the total outstanding Bangko Sentral-approved and registered external debt.

	Bangko Sentral Approved External Debt
	As of December 31,
	2017	2018	2019	2020	2021	2022(1)
	($ in millions, except percentages)
By Maturity:
Short-term(2)	14,275	16,068	17,208	14,209	15,090	16,378
Medium and long-term	58,823	62,892	66,410	84,279	91,339	91,532

Total	73,098	78,960	83,618	98,488	106,428	107,910

	Bangko Sentral Approved External Debt
	As of December 31,
	2017	2018	2019	2020	2021	2022(1)
	($ in millions, except percentages)
By Debtor(3)
Banking system	19,144	22,672	23,943	21,559	23,539	22,751
Public sector(4)	53,954	56,287	59,675	76,929	82,889	85,159

Total	73,098	78,960	83,618	98,488	106,428	107,910

By Creditor Type:
Banks and financial institutions	22,539	26,529	26,478	24,006	23,695	24,282
Suppliers	3,071	3,015	4,187	3,136	3,687	4,659
Multilateral	12,501	13,746	14,428	21,407	27,125	29,007
Bilateral	11,260	10,931	10,964	12,752	12,508	11,668
Bond holders/note holders	21,779	22,684	25,449	35,028	36,940	35,699
Others	1,949	2,054	2,112	2,160	2,474	2,595

Total	73,098	78,960	83,618	98,488	106,428	107,910

Ratios:
Debt service burden to exports of goods, and services & primary income	6.2%	6.6%	6.7%	6.7%	7.3%	5.4%
Debt service burden to GNI	2.0%	2.1%	2.1%	1.9%	2.2%	1.7%
External debt to GNI	20.0%	20.6%	20.2%	25.3%	26.1%	25.5	(5)%

Notes:

(1)	Preliminary data as of September 30, 2022.
(2)	Debt with original maturity of one year or less.
(3)	Classification by debtor is based on the primary obligor under the relevant loan or rescheduling documentation.
(4)	Includes public sector debt whether or not guaranteed by the Government; does not include public banks.
(5)	For comparability with annual figures, GNI and GDP were annualized by taking the sum over the past four quarters of the GNI and GDP, respectively.

Source: Bangko Sentral

Direct Debt of the Republic

The following table summarizes the outstanding direct debt of the Republic as of the dates indicated.

	Outstanding Direct Debt of the Republic(1)(2)
	As of December 31,
	2017	2018	2019	2020	2021	2022(3)
	(₱ in millions, except as otherwise indicated)
Medium/long-term debt(4)	6,337,111	6,797,270	7,240,159	8,838,966	10,932,406	13,208,790
Domestic	4,125,941	4,281,605	4,636,469	5,738,647	7,374,271	8,992,593
External (U.S.$)	44,261	47,860	51,252	64,562	69,803	74,494
Short-term debt(5)
Domestic	314,369	494,306	491,131	956,040	796,143	435,374

Total debt	6,652,430	7,292,500	7,731,290	9,795,006	11,728,549	13,644,164

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars or pesos, using the Bangko Sentral’s reference exchange rates at the end of each period.
(3)	Preliminary data as of November 30, 2022.
(4)	Debt with original maturities of one year or longer.
(5)	Debt with original maturities of less than one year.

Source: Bureau of the Treasury, Department of Finance.

Direct Domestic Debt of the Republic

The following table summarizes the outstanding direct domestic debt of the Republic as of the dates indicated.

	Outstanding Direct Domestic Debt of the Republic(1)(2)
	As of December 31,
	2017	2018	2019	2020	2021	2022(3)
	(₱ in millions)
Loans
Direct	156	156	156	156	540,156	156
Assumed(4)	792	792	792	792	0	0
Total loans	948	948	948	948	540,156	156
Securities
Treasury bills	314,369	494,306	486,170	949,479	796,143	435,374
Treasury notes/bonds	4,125,942	4,281,605	4,640,482	5,744,260	7,374,115	8,992,437
Total securities	4,440,312	4,775,911	5,126,652	6,693,739	8,170,414	9,427,967
Total debt	4,441,260	4,776,859	7,731,290	9,795,006	11,728,549	13,644,164

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only, and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using the Bangko Sentral’s reference exchange rates at the end of each period.
(3)

Preliminary data as of November 30, 2022. Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates as of December 1, 2022, which was the next business day following the end of the period indicated.

(4)	Assumed loans of Development Bank of the Philippines, the National Development Company and the Philippine National Bank.

Source: Bureau of the Treasury, Department of Finance.

Direct External Debt of the Republic

The following table summarizes the outstanding direct external debt of the Republic as of the dates indicated.

	Outstanding Direct External Debt of the Republic(1)(2)
	As of December 31,
	2017	2018	2019	2020	2021	2022(3)
	($ in millions)
Loans:
Multilateral	10,709	11,726	12,793	19,275	22,574	25,049
Bilateral	6,238	6,289	6,484	8,042	8,308	7,957
Commercial	10	7	5	2	1	1
Total loans	16,957	18,022	51,252	27,319	30,883	41,488
Securities:
Euro Bonds	0	0	841	2,387	4,609	4,215
Yen Bonds	891	2,316	3,184	2,388	1,687	1,693
Philippine Peso Notes	2,596	2,467	2,553	2,700	1,679	968
Chinese Yuan Bonds	—	212	569	607	392	0
U.S. Dollar Bonds	23,817	24,842	24,823	29,161	30,553	34,611
Total securities	27,304	29,838	31,970	37,243	38,920	41,487

Total	44,261	47,860	51,252	64,562	69,803	74,494

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only, and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period.
(3)	Preliminary data as of November 30, 2022.

Source: Bureau of the Treasury, Department of Finance.

The following table sets out the direct external debt service requirements of the Republic for the years indicated.

	Direct External Debt Service Requirements of the Republic(1)
	Principal Repayments	Interest Payments	Total
	($ in millions)
Year
2017(2)	2,813	2,003	4,816
2018(2)	2,114	2,013	4,127
2019(2)	2,637	2,108	4,746
2020(2)	2,832	1,987	4,819
2021(3)	4,816	1,951	6,767
2022(3)(4)	2,400	2,197	4,597
2023(3)(4)	2,235	2,584	4,819
2024(3)(4)	3,968	3,548	7,515

Notes:

(1)

Excludes debt service in respect of Government debt that is on-lent to GOCCs and other public sector entities or guaranteed by the Government, other than debt originally guaranteed other public sector entities for which the guarantee has been assumed by the Government.

(2)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates prevailing on the date of payment.
(3)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates prevailing on July 1, 2022.
(4)	Projection based on outstanding balance as of December 31, 2021.

Source: Bureau of the Treasury, Department of Finance.

Government-Guaranteed Debt

The following table sets out guarantees of indebtedness by the Republic, including guarantees assumed by the Government, as of the dates indicated.

	Summary of Outstanding Guarantees of the Republic(1)(2)						As of November 30,(1)(3)
	As of December 31,
	2017	2018	2019	2020	2021		2022
	(in billions)
Total (₱)	478.1	487.6	488.8	458.3	423.9		388.0
Domestic (₱)	197.5	197.5	260.8	254.4	195.1		179.6
External (₱)	280.6	290.0	228.0	203.9	228.8		208.4
External ($)(4)	5.6	5.5	4.5	4.2	4.5	(5)	3.7	(6)

Notes:

(1)	Includes debt originally guaranteed by the Government and debt guaranteed by other public sector entities for which the guarantee has been assumed by the Government.
(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates at the end of each period.
(3)	Based on preliminary data as of November 30, 2022.
(4)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates as of the next business day following the end of the period indicated.
(5)

Amounts in original currencies were translated into U.S. dollars using Bangko Sentral’s reference exchange rates as of January 3, 2022, which was the next business day following the end of the period indicated.

(6)

Amounts in original currencies were translated into U.S. dollars using Bangko Sentral’s reference exchange rates as of December 1, 2022, which was the next business day following the end of the period indicated.

Source: Bureau of the Treasury, Department of Finance.

Payment History of Foreign Debt

The following table sets out the outstanding foreign-currency bonds issued by the Republic as of the dates indicated.

	Foreign Currency Bonds Issued by the Republic(1)
	Original Balance as of Issue Date(2)	Outstanding Balance as of December 31, 2020(3)	Outstanding Balance as of December 31, 2021(4)	Outstanding Balance as of November 30, 2022(5)
	($ in millions)
U.S. dollar bonds	30,938	29,161	30,553	34,611
Chinese Yuan Bonds	592	607	392	0
Euro Bonds	2,170	2,387	4,609	4,215
Japanese yen bonds	2,256	2,388	1,687	1,693

Total foreign-currency bonds	35,956	34,543	37,241	40,519

Notes:

(1)	Excludes debt securities of GOCCs and other public sector entities guaranteed by the Government.
(2)

Represents the aggregate of the original balances as of the issue dates of foreign currency bonds outstanding as of December 31, 2020. Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates prevailing on the date of issuance.

(3)	Amounts were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rate as of January 4, 2021.
(4)

Amounts in original currencies were translated into U.S. dollars using Bangko Sentral’s reference exchange rates as of January 3, 2022, which was the next business day following the end of the period indicated.

(5)

Amounts in original currencies were translated into U.S. dollars using Bangko Sentral’s reference exchange rates as of December 1, 2022, which was the next business day following the end of the period indicated.

Source: Bureau of the Treasury, Department of Finance.

DESCRIPTION OF THE GLOBAL BONDS

General

The global bonds will be issued under a fiscal agency agreement, dated as of October 4, 1999, as supplemented by supplement no. 1 to the fiscal agency agreement dated February 26, 2004, supplement no. 2 to the fiscal agency agreement dated January 11, 2006 and a supplement no. 3 to the fiscal agency agreement dated February 1, 2018, between the Republic and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A.), as fiscal agent (the “fiscal agency agreement”). The global bonds are a series of debt securities more fully described in the accompanying prospectus, except to the extent indicated below.

The global bonds will be the direct, unconditional, unsecured and general obligations of the Republic and will rank without any preference among themselves and equally with all other present and future unsecured and unsubordinated External Indebtedness (as defined in the accompanying prospectus) of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the global bonds ratably with payments being made under any other external indebtedness of the Republic.

The following statements are subject to the provisions of the fiscal agency agreement and the global bonds. Since the following is only a summary, we urge you to read the fiscal agency agreement and the form of global bonds before deciding whether to invest in the global bonds. The Republic has filed forms of these documents as exhibits to the registration statement numbered 333-268155. You should refer to the exhibits for more complete information. Capitalized terms not defined below shall have the respective meanings given in the accompanying prospectus.

The                  global bonds will:

•	bear interest at % from , 2023;

•	mature at par on ;

•	pay interest on and of each year. The first interest payment will be made on , 2023 in respect of the period from (and including) , 2023 to (but excluding) , 2023; and

•

pay interest to the persons in whose names the global bonds are registered on the record date, which is the close of business on the preceding                  or                 (whether or not a business day), as the case may be. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

The                  global bonds will:

•	bear interest at % from , 2023;

•	mature at par on ;

•	pay interest on and of each year. The first interest payment will be made on , 2023 in respect of the period from (and including) , 2023 to (but excluding) , 2023; and

•

pay interest to the persons in whose names the global bonds are registered on the record date, which is the close of business on the preceding                 or                 (whether or not a business day), as the case may be. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

The                  global bonds will:

•	bear interest at % from , 2023;

•	mature at par on ;

•	pay interest on and of each year. The first interest payment will be made on , 2023 in respect of the period from (and including) , 2023 to (but excluding) , 2023; and

•

pay interest to the persons in whose names the global bonds are registered on the record date, which is the close of business on the preceding                  or                 (whether or not a business day), as the case may be. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

The global bonds will be designated Collective Action Securities, and, as such, will contain provisions regarding default, acceleration, voting on amendments, modifications, changes, waivers, future issues of global bonds and other reserve matters listed in the fiscal agency agreement, which are commonly referred to as “collective action clauses.” Under these provisions, which are described in the section entitled “Collective Action Securities,” on page 19 of the accompanying prospectus, the Republic may, among other things, amend the payment provisions of any series of debt securities (including the global bonds) and other reserve matters listed in the fiscal agency agreement with the consent of the holders of: (i) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (ii) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (iii) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

The Republic will apply to the Euro MTF for listing of, and permission to deal in, the global bonds in accordance with the rules of the Luxembourg Stock Exchange. Application has been made to admit the global bonds to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF. We cannot guarantee that the application to the Luxembourg Stock Exchange will be approved, and settlement of the global bonds is not conditional on obtaining the listing.

The issue and sale of the global bonds were authorized by the Full Powers signed by the President of the Republic on December 5, 2022. The Monetary Board of the Republic issued its approval-in-principle for the offering of the global bonds on November 10, 2022. The offering remains subject to certain additional approvals of the Monetary Board.

Book Entry

The Republic will issue the global bonds in the form of fully registered global securities. The Republic will deposit the global securities with DTC and register the global securities in the name of Cede & Co., as DTC’s nominee. Beneficial interests in the global securities will be represented by, and transfers thereof will be effected only through, book-entry accounts maintained by DTC and its participants.

You may hold your beneficial interests in a global security through Euroclear or Clearstream, Luxembourg, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream, Luxembourg (the “Clearing System Depositaries”) will hold their participants’ beneficial interests in a global security in their customers’ securities accounts with the Clearing System Depositaries. The Clearing System Depositaries in turn will hold such interests in their customers’ securities accounts with DTC.

Certificated Securities

In circumstances detailed in the accompanying prospectus (see “Description of the Securities—Description of the Debt Securities—Global Securities—Registered Ownership of the Global Security”), the Republic could issue certificated securities. The Republic will only issue certificated securities in fully registered form in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The holders of certificated securities shall present directly at the corporate trust office of the fiscal agent, at the office of the Luxembourg paying and transfer agent or at the office of any other transfer agent as the Republic may designate from time to time all requests for the registration of any transfer of such securities, for the exchange of such securities for one or more new certificated securities in a like aggregate principal amount and in authorized denominations and for the replacement of such securities in the cases of mutilation, destruction, loss or theft. Certificated securities issued as a result of any partial or whole transfer, exchange or replacement of the global bonds will be delivered to the holder at the corporate trust office of the fiscal agent, at the office of the Luxembourg paying and transfer agent or at the office of any other transfer agent, or (at the risk of the holder) sent by mail to such address as is specified by the holder in the holder’s request for transfer, exchange or replacement.

Registration and Payments

The Republic will pay the principal amount of a global bond on its maturity date in immediately available funds in the City of New York upon presentation of the global bond at the office of the fiscal agent in the City of New York or, subject to applicable law and regulations, at the office outside the United States of any paying agent, including the Luxembourg paying agent (if the global bonds are listed on the Euro MTF and the rules of the Luxembourg Stock Exchange so require).

The Republic will appoint the fiscal agent as registrar, principal paying agent and transfer agent of the global bonds. In these capacities, the fiscal agent will, among other things:

•	maintain a record of the aggregate holdings of global bonds represented by the global securities and any certificated securities and accept global bonds for exchange and registration of transfer;

•

ensure that payments of principal and interest in respect of the global bonds received by the fiscal agent from the Republic are duly paid to the depositaries for the global securities or their respective nominees and any other holders of any global bonds; and

•	transmit to the Republic any notices from holders of any of the global bonds.

If the global bonds are accepted for listing on the Euro MTF, and the rules of the Luxembourg Stock Exchange so require, the Republic will appoint and maintain a Luxembourg paying and transfer agent, which shall initially be The Bank of New York Mellon SA/NV, Luxembourg Branch. Payments and transfers with respect to the global bonds may be effected through the Luxembourg paying and transfer agent, which will be executed through Euroclear and Clearstream, Luxembourg. Holders of certificated global bonds may present such securities for registration of transfer or payment at the office of the Luxembourg paying and transfer agent. Forms of the transfer notice (or other instrument of transfer) are available, and duly completed transfer notices (or other instrument of transfer) may be submitted, at the office of the Luxembourg paying and transfer agent. For so long as the global bonds are listed on the Euro MTF, the Republic will publish any change as to the identity of the Luxembourg paying and transfer agent in a leading newspaper in Luxembourg, which is expected to be the Luxemburger Wort, or on the website of the Luxembourg Stock Exchange at www.bourse.lu.

Redemption and Sinking Fund

The Republic may not redeem the global bonds prior to maturity. The Republic will not provide a sinking fund for the amortization and retirement of the global bonds.

Regarding the Fiscal Agent

The fiscal agent has its principal corporate trust office at 240 Greenwich Street, New York, New York 10286. The Republic will at all times maintain a paying agent and a transfer agent in the City of New York which will, unless otherwise provided, be the fiscal agent. The Republic may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent. The fiscal agent will be the agent of the Republic, not a trustee for holders of any global bonds. Accordingly, the fiscal agent will not have the same responsibilities or duties to act for such holders as would a trustee, except that all funds held by the fiscal agent for the payment of principal, and premium, if any, or interest on the global bonds shall be held by the fiscal agent in trust for the holders of the global bonds. Neither the fiscal agent nor the Luxembourg paying and transfer agent will have any responsibility or liability in relation to payments of principal and interest.

The fiscal agency agreement and the supplements to the fiscal agency agreement are not required to be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). Accordingly, the fiscal agency agreement and the supplements to the fiscal agency agreement may not contain all of the provisions which could be beneficial to holders of the global bonds which would be contained in an indenture qualified under the Trust Indenture Act.

Notices

All notices will be mailed to the registered holders of the global bonds. If a depositary is the registered holder of the global bonds, each beneficial holder must rely on the procedures of the depositary and its participants to receive notice, subject to any statutory or regulatory requirements. Notices may also be published on the website of the Luxembourg Stock Exchange at www.bourse.lu.

GLOBAL CLEARANCE AND SETTLEMENT

The Republic has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream, Luxembourg, and the Republic takes responsibility for the accurate reproduction of this information. The Republic takes no responsibility, however, for the accuracy of this information. Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the procedures provided below to facilitate transfers of global bonds among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform such procedures. In addition, such procedures may be modified or discontinued at any time. Neither the Republic nor the fiscal agent nor the Luxembourg paying and transfer agent will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of the respective obligations under the rules and procedures governing their operations.

The Clearing Systems

The Depository Trust Company. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”).

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry settlement in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by users of its regulated subsidiaries.

DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. In addition, unless a global security is exchanged in whole or in part for a definitive security, it may not be physically transferred, except as a whole among DTC, its nominees and their successors. Therefore, your ability to pledge a beneficial interest in the global security to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Euroclear and Clearstream, Luxembourg. Like DTC, Euroclear and Clearstream, Luxembourg hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry settlement in their accounts. Euroclear and Clearstream, Luxembourg provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Euroclear and Clearstream, Luxembourg participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and other organizations. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream, Luxembourg by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream, Luxembourg participant.

Initial Settlement

If you plan to hold your interests in the securities through DTC, you will follow the settlement practices applicable to global security issues. If you plan to hold your interests in the securities through Euroclear or

Clearstream, Luxembourg, you will follow the settlement procedures applicable to conventional Eurobonds in registered form. If you are an investor on the settlement date, you will pay for the global bonds by wire transfer and the entity through which you hold your interests in the global bonds will credit your securities custody account.

Secondary Market Trading

The purchaser of securities determines the place of delivery in secondary market trading. Therefore, it is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date (i.e., the date specified by the purchaser and seller on which the price of the securities is fixed).

Settlement among DTC participants. DTC participants will transfer interests in the securities among themselves in the ordinary way according to the rules and operating procedures of DTC governing global security issues. Participants will pay for these transfers by wire transfer.

Settlement among Euroclear and/or Clearstream, Luxembourg participants. Euroclear and Clearstream, Luxembourg participants will transfer interests in the securities among themselves in the ordinary way according to the rules and operating procedures of Euroclear and Clearstream, Luxembourg governing conventional Eurobonds. Participants will pay for these transfers by wire transfer.

Settlement between a DTC seller and a Euroclear or Clearstream, Luxembourg purchaser. When the securities are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream, Luxembourg participant, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day before the settlement date for such securities. Euroclear or Clearstream, Luxembourg will then instruct its depositary to receive the securities and make payment for them. On the settlement date for such securities, the depositary will make payment to the DTC participant’s account and the securities will be credited to the depositary’s account. After settlement has been completed, DTC will credit the securities to Euroclear or Clearstream, Luxembourg, and in turn Euroclear or Clearstream, Luxembourg will credit the securities, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream, Luxembourg will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream, Luxembourg will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities by wire transfer on the value date. The most direct way of doing this is to preposition funds (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date), either from cash on hand or from existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream, Luxembourg until the securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to a participant, the participant may decide not to preposition funds, but to allow Euroclear or Clearstream, Luxembourg to draw on the line of credit to finance settlement for the securities. Under this procedure, Euroclear or Clearstream, Luxembourg would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the securities were credited to the participant’s account. However, interest on the securities would accrue from the value date. Therefore, in many cases the interest income on securities which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds to (i.e., the interest rate that Euroclear or Clearstream, Luxembourg charges) each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the securities can use its usual procedures for transferring global securities to the Clearing System Depositaries of Euroclear or Clearstream, Luxembourg for the benefit of Euroclear or Clearstream, Luxembourg participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase global bonds from DTC participants for credit to Euroclear participants or Clearstream, Luxembourg participants should note that these trades will automatically fail on the sale side unless one of the following three steps is taken:

•

borrowing through Euroclear or Clearstream, Luxembourg for one day, until the purchase side of the day trade is reflected in their Euroclear account or Clearstream, Luxembourg account, in accordance with the clearing system’s customary procedures;

•

borrowing the global bonds in the United States from a DTC participant no later than one day prior to settlement, which would give the global bonds sufficient time to be reflected in the borrower’s Euroclear account or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date of the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream, Luxembourg participant.

Settlement between a Euroclear or Clearstream, Luxembourg seller and a DTC purchaser. Due to time zone differences in their favor, Euroclear and Clearstream, Luxembourg participants can use their usual procedures to transfer securities through their Clearing System Depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day before the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its depositary to credit the securities to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream, Luxembourg participant on the following day, but the receipt of the cash proceeds will be back valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream, Luxembourg participant selling the securities has a line of credit with Euroclear or Clearstream, Luxembourg and elects to be in debit for the securities until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that one-day period.

TAXATION

General

The Republic urges you to consult your own tax advisors to determine your particular tax consequences in respect of participating in the offering, and of owning and selling the global bonds.

Philippine Taxation

The following is a summary of certain Philippine tax consequences that may be relevant to non-Philippine holders of the global bonds in connection with the holding and disposition of the global bonds. The Republic uses the term “non-Philippine holders” to refer to (i) non-residents of the Philippines who are neither citizens of the Philippines nor are engaged in trade or business within the Philippines and (ii) non-Philippine corporations not engaged in trade or business in the Philippines. If you are not a non-Philippine holder, you should consult your tax advisor about the consequences of holding the global bonds.

This summary is based on Philippine laws, rules, and regulations in effect as of the date hereof, all of which are subject to change and may apply retroactively. It is not intended to constitute a complete analysis of the tax consequences under Philippine law regarding the receipt, ownership, or disposition of the global bonds, in each case by non-Philippine holders, nor to describe any of the tax consequences that may be applicable to residents of the Republic.

Effect of Holding Global Bonds. Payments by the Republic of principal of and interest on the global bonds to a non-Philippine holder will not subject such non-Philippine holder to taxation in the Philippines by reason solely of the holding of the global bonds or the receipt of principal or interest in respect thereof.

Taxation of Interest on the Global Bonds. When the Republic makes payments of principal and interest to a non-Philippine holder of the global bonds, no amount will be withheld from such payments for, or on account of, any taxes of any kind imposed, levied, withheld or assessed by the Philippines or any political subdivision or taxing authority thereof or therein.

Taxation of Capital Gains. Non-Philippine holders of the global bonds will not be subject to Philippine income or withholding tax in connection with the sale, exchange, or retirement of a global bond if such sale, exchange, or retirement is made outside the Philippines or if an exemption is available under an applicable tax treaty in force between the Philippines and the country of domicile of the non-Philippine holder. If the global bonds have a maturity of more than five years from the date of issuance, any gains realized by a holder of the debt security will not, under the Philippine Tax Code, be subject to Philippine income tax.

Documentary Stamp Taxes. No documentary stamp tax is imposed upon the transfer of the global bonds. A documentary stamp tax, at the rate of ₱1.50 for every ₱200.00 of the issue value of the global bonds, is payable upon the issuance of the global bonds and will be for the account of the Republic.

Estate and Donor’s Taxes. The transfer of a global bond by way of succession upon the death of a non-Philippine holder will generally be subject to Philippine estate tax at the rate of 6% based on the value of such net estate.

The transfer of a global bond by gift to an individual, whether or not related to the non-Philippine holder, will generally be subject to a Philippine donor’s tax at the rate of 6% based on the total gifts in excess of ₱250,000 made during the calendar year.

The foregoing apply even if the holder is a non-Philippine holder. However, the Republic will not collect estate and donor’s taxes on the transfer of the global bonds by gift or succession if the deceased at the time of death, or the donor at the time of donation, was a citizen and resident of a foreign country that provides certain reciprocal rights to citizens of the Philippines (a “Reciprocating Jurisdiction”). For these purposes, a

Reciprocating Jurisdiction is a foreign country which at the time of death or donation (i) did not impose a transfer tax of any character in respect of intangible personal property of citizens of the Philippines not residing in that foreign country or (ii) allowed a similar exemption from transfer or death taxes of every character or description in respect of intangible personal property owned by citizens of the Philippines not residing in that foreign country.

Certain U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the global bonds by a U.S. Holder (as defined below). This summary deals only with initial purchasers of the global bonds at the “issue price” (the first price at which a substantial amount of global bonds are sold for money, excluding sales to underwriters, placement agents or wholesalers) in the initial offering that are U.S. Holders that will hold the global bonds as capital assets. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the global bonds by particular investors, and does not address state, local, non-U.S. or other tax laws. This summary also does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as financial institutions, insurance companies, investors liable for any alternative minimum taxes or the Medicare tax on net investment income, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the global bonds as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes, persons that have ceased to be U.S. citizens or lawful permanent residents of the United States, investors holding the global bonds in connection with a trade or business conducted outside the United States, U.S. citizens or lawful permanent residents living abroad or investors whose functional currency is not the U.S. dollar). In addition, this summary does not address tax consequences attributable to the requirement under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”) that accrual method taxpayers recognize certain amounts of income no later than the time such amounts are included in income on applicable financial statements.

As used herein, the term “U.S. Holder” means a beneficial owner of the global bonds that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any state thereof (or the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.

The U.S. federal income tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds the global bonds will depend on the status of the partner and the activities of the partnership. Prospective purchasers that are entities or arrangements treated as partnerships for U.S. federal income tax purposes should consult their tax advisors concerning the U.S. federal income tax consequences to them and their partners of the acquisition, ownership and disposition of the global bonds by the partnership.

This summary is based on the tax laws of the United States, including the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING THE GLOBAL BONDS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Payments of Interest

Interest on a global bond will be taxable to a U.S. Holder as ordinary interest income at the time it is received or accrued, depending on the holder’s method of accounting for U.S. federal income tax purposes. Interest paid by the Republic on the global bonds constitutes income from sources outside the United States for U.S. foreign tax credit purposes. Prospective purchasers should consult their tax advisers concerning the applicability of the foreign tax credit and source of income rules to income attributable to the global bonds.

Sale or Retirement of the Global Bonds

A U.S. Holder will generally recognize gain or loss on the sale or retirement of a global bond equal to the difference between the amount realized on such sale or retirement and the U.S. Holder’s adjusted tax basis in a global bond. A U.S. Holder’s adjusted tax basis in a global bond will generally be its cost. The amount realized does not include the amount attributable to accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income.

Gain or loss recognized by a U.S. Holder on the sale or retirement of a global bond will be capital gain or loss and will be long-term capital gain or loss if the global bond was held by the U.S. Holder for more than one year. The deductibility of capital losses is subject to limitations.

Gain or loss realized by a U.S. Holder on the sale or retirement of a global bond generally will be U.S. source for U.S. foreign tax credit purposes. The rules governing foreign tax credits are complex. Prospective purchasers should consult their tax advisors as to the U.S. federal income tax consequences of any non-U.S. taxes imposed on the sale or retirement of global bonds.

Backup Withholding and Information Reporting

Payments of principal and interest on, and the proceeds of sale or other disposition of global bonds will be reported to the U.S. Internal Revenue Service and to the U.S. Holder as may be required under applicable regulations. Backup withholding may apply to these payments if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or otherwise fails to comply with applicable certification requirements. Certain U.S. Holders are not subject to backup withholding. U.S. Holders should consult their tax advisors about these rules and any other reporting obligations that may apply to the ownership or disposition of global bonds, including requirements related to the holding of certain foreign financial assets.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, which consists of a terms agreement dated             , 2023 and the underwriting agreement standard terms filed as an exhibit to the registration statement, the Republic has agreed to sell to the underwriters, namely BofA Securities, Inc., Deutsche Bank AG, London Branch, Goldman Sachs (Asia) L.L.C., The Hongkong and Shanghai Banking Corporation Limited, Morgan Stanley & Co. LLC, Standard Chartered Bank and UBS AG Hong Kong Branch, and the underwriters have agreed to purchase from the Republic, the                  global bonds in the principal amount of $        , the                  global bonds in the principal amount of $         and the                  global bonds in the principal amount of $         . Each of the underwriters, severally and not jointly, has agreed to purchase from the Republic, the principal amounts of the global bonds listed opposite its name below.

Underwriters	Principal Amount global bonds	Principal Amount global bonds	Principal Amount global bonds
BofA Securities, Inc.	$	$	$
One Bryant Park New York, NY 10036 United States of America

Deutsche Bank AG, London Branch	$	$	$
Winchester House 1 Great Winchester Street London EC2N 2DB United Kingdom

Goldman Sachs (Asia) L.L.C	$	$	$
68th Floor, Cheung Kong Center 2 Queen’s Road Central Hong Kong

The Hongkong and Shanghai Banking Corporation Limited	$	$	$
Level 17, HSBC Main Building 1 Queen’s Road Central Hong Kong

Morgan Stanley & Co. LLC	$	$	$
29th Floor 1585 Broadway New York, New York 10036 United States of America

Standard Chartered Bank	$	$	$
One Basinghall Avenue London EC2V 5DD United Kingdom

UBS AG Hong Kong Branch	$	$	$
52/F Two International Finance Centre 8 Finance Street, Central Hong Kong

Total	$	$	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the global bonds if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitment of the non-defaulting underwriters may be increased or the offering of the global bonds may be terminated. The underwriters may offer and sell the global bonds through certain of their respective affiliates.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. However, certain underwriters are not broker-dealers registered with the SEC. Therefore, the underwriters will not effect any offers or sales of any global bonds in the United States unless it is through one or more registered broker-dealers in compliance with applicable securities laws and regulations and the Financial Industry Regulatory Authority (“FINRA”) rules.

The Republic has agreed to indemnify the underwriters against liabilities under the U.S. Securities Act of 1933 or contribute to payments which the underwriters may be required to make in that respect.

The Republic estimates that its out-of-pocket expenses for this offering will be approximately $        . The underwriters have agreed to reimburse the Republic for certain of its expenses.

The underwriters have advised the Republic that they propose to offer the global bonds to the public initially at the public offering price that appears on the cover page of this prospectus supplement. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

In connection with this offering of the global bonds, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the global bonds in the open market for the purpose of pegging, fixing or maintaining the price of the global bonds. Syndicate covering transactions involve purchases of the global bonds in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the global bonds to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time. The Republic has been advised by the underwriters that they intend to make a market in the global bonds, but the underwriters are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of or the trading market for the global bonds.

Separate from the purchase of the global bonds made with a view to distribution, the underwriters or certain of their affiliates may also purchase the global bonds and be allocated the global bonds for asset management or proprietary purposes. The underwriters or their respective affiliates may purchase the global bonds for their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to the global bonds or other securities of the Republic; these purchases may be made pursuant to the underwriting agreement or in secondary market transactions. These transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of the global bonds to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of the global bonds).

Settlement and Delivery

The Republic expects that delivery of the global bonds will be made against payment therefor on or about the settlement date specified on the cover page of this prospectus supplement, which will be the                  business day following the date of pricing of the global bonds. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade global bonds prior to the delivery of the global bonds will be required, by virtue of the fact that the global bonds initially will settle in T+                    , to specify alternative settlement arrangements to prevent a failed settlement.

Relationship of Underwriters with the Republic

The underwriters have in the past and may in the future provide investment and commercial banking and other related services to the Republic in the ordinary course of business for which the underwriters and/or their respective affiliates have received or may receive customary fees and reimbursement of out of pocket expenses.

Notice to CMIs (including Private Banks) and prospective investors pursuant to Paragraph 21 of the Hong Kong SFC Code of Conduct

This notice to CMIs (including Private Banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including Private Banks).

Paragraph 21.3.3(c) of the SFC Code requires that a CMI should take all reasonable steps to identify whether investors may have any Associations with the issuer and provide sufficient information to an overall coordinator to enable it to assess whether orders placed by these investors may negatively impact the price discovery process.

Prospective investors who are the directors, employees or major shareholders of the Republic, a CMI or its group companies would be considered under the SFC Code as having an Association with the Republic, the CMI or the relevant group company (as the case may be). CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the global bonds. In addition, Private Banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Republic or any CMI (including its group companies) and inform the underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, corporates, private banks/ broking companies, family offices and high net worth individuals, in each case, subject to the applicable selling restrictions and any MiFID II product governance language set out in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the global bonds. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including Private Banks as the case may be) in the order book and book messages.

CMIs (including Private Banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Republic. In addition, CMIs (including Private Banks) should not enter into arrangements which may result in prospective investors paying different prices for the global bonds.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the global bonds, Private Banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private Banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Private Banks who disclose that they are placing their order other than on a “principal” basis (i.e. they are acting as an agent) should note that such order may be considered to be an omnibus order pursuant to the SFC Code. Private Banks should be aware that if any of their group companies is a CMI of this offering, placing an order on a “principal” basis may require the underwriters to apply the “proprietary orders” requirements of the SFC Code to such order and will require the underwriters to apply the “rebates” requirements of the SFC Code to such order.

Selling Restrictions

MiFID II Product Governance / Professional Investors and ECPs Only Target Market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the global bonds has led to the conclusion that: (i) the target market for the global bonds is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the global bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the global bonds (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the global bonds (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MiFIR Product Governance/Professional Investors and ECPs Only Target Market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the global bonds has led to the conclusion that: (i) the target market for the global bonds is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the global bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the global bonds (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the global bonds (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

PRIIPs Regulation/Prospectus Regulation/Prohibition of Sales to European Economic Area Retail Investors

The global bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the global bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. Each of this prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus.

Hong Kong

Each underwriter has represented and agreed that:

(a)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any global bonds other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the global bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to global bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The global bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. Each underwriter has represented, warranted and agreed that it has not directly or indirectly offered or sold and will not offer or sell any global bonds, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or resale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Korea

Each underwriter has represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any global bonds in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells global bonds will agree that it will not offer any global bonds, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

Luxembourg

The global bonds may not be offered or sold to the public in the Grand Duchy of Luxembourg, directly or indirectly, and, neither this prospectus supplement and the accompanying prospectus nor any other circular, prospectus, form of application, advertisement, communication or other material may be distributed, or otherwise made available in, or from or published in, the Grand Duchy of Luxembourg, except for the sole purpose of the admission to trading of the global bonds on the Euro MTF of the Luxembourg Stock Exchange and listing on the official list of the Luxembourg Stock Exchange, and except in circumstances which do not constitute an offer of securities to the public.

People’s Republic of China

The global bonds are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws of the People’s Republic of China.

Philippines

The global bonds constitute exempt securities within the meaning of the Philippine Securities Regulation Code and its implementing regulations. As such, the global bonds are not required to be registered under the provisions of the Philippine Securities Regulation Code or its implementing regulations before the global bonds can be sold or offered for sale or distribution in the Philippines. However, the global bonds may be sold or offered for sale in the Philippines only by underwriters, dealers, or brokers duly licensed by the Philippine Securities and Exchange Commission.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the global bonds may not be circulated or distributed, nor may the global bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the global bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, the securities or securities-based derivative contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the global bonds pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the global bonds. The global bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the global bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. None of this prospectus supplement and the accompanying prospectus or any other offering or marketing material relating to the global bonds constitutes a prospectus pursuant to the FinSA, and none of this prospectus supplement and the accompanying prospectus or any other offering or marketing material relating to the global bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The offer and sale of the global bonds have not been and will not be registered with the Financial Supervisory Commission of Taiwan, China (“Taiwan”) pursuant to relevant securities laws and regulations in Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Taiwan Securities and Exchange Law that requires a registration or approval of the Taiwan Financial Supervisory Commission. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the global bonds in Taiwan.

United Arab Emirates

The global bonds have not been and will not be offered, sold or publicly promoted or advertised by it in the United Arab Emirates (the “UAE”) other than in compliance with any laws applicable in the UAE governing the issue, offering and sale of securities.

United Kingdom/ UK PRIIPs Regulation/ UK Prospectus Regulation/ Prohibition of Sales to UK Retail Investors

The global bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the global bonds or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the global bonds or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the global bonds in the United Kingdom will be made pursuant to an exemption under Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”) from a requirement to publish a prospectus for offers of the global bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purpose of the U.K. Prospectus Regulation.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the global bonds may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Republic.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the global bonds in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the global bonds will be passed upon on behalf of the Republic as to Philippine law by the Secretary of the Department of Justice of the Republic, and as to U.S. federal and New York State law by Linklaters Singapore Pte. Ltd., special United States counsel for the Republic. Certain matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, special United States counsel for the underwriters, as to matters of U.S. federal and New York State law, and by Romulo, Mabanta, Buenaventura, Sayoc & de los Angeles, Philippine counsel for the underwriters, as to matters of Philippine law.

GENERAL INFORMATION

1.  The global bonds have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg. With respect to the                  global bonds, the International Securities Identification Number is                     , the CUSIP number is                 , and the Common Code number is                 . With respect to the                  global bonds, the International Securities Identification Number is                     , the CUSIP number is                 , and the Common Code number is                 . With respect to the                  global bonds, the International Securities Identification Number is                 , the CUSIP number is                 , and the Common Code number is                 . The legal entity identifier code of the Republic is 529900RAHBALMYIJ3T08.

2.  The issue and sale of the global bonds was authorized by the Full Powers signed by the President of the Republic on December 5, 2022.

3.  Except as disclosed in this prospectus supplement and the accompanying prospectus, there has been no material adverse change in the fiscal condition or affairs of the Republic which is material in the context of the global bond offering since November 4, 2022.

4.  Application has been made to list the global bonds on the Euro MTF. Copies of the following documents will, so long as any global bonds are listed on the Euro MTF, be available for inspection during usual business hours at the specified office of The Bank of New York Mellon SA/NV, Luxembourg Branch:

•	copies of the registration statement, which includes the fiscal agency agreement and the form of the underwriting agreement as exhibits thereto; and

•

the Full Powers signed by the President of the Republic on December 5, 2022, and the approval-in-principle for the offer, issue and sale of the global bonds issued on November 10, 2022 by the Monetary Board of Bangko Sentral.

In addition, so long as the global bonds are outstanding or listed on the Euro MTF, copies of the Philippines’ economic reports for each year in English (as and when available) will be available at the offices of the listing agent in Luxembourg during normal business hours on any weekday. The underwriting agreement, if any, and the fiscal agency agreement shall also be available free of charge at the office of the listing agent and the Luxembourg paying and transfer agent. In addition, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein will be available free of charge at the office of the listing agent in Luxembourg and on the Luxembourg Stock Exchange’s web site. Application has been made to admit the global bonds to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF.

5.  The Bank of New York Mellon SA/NV, Luxembourg Branch has been appointed as the Luxembourg paying and transfer agent. For so long as the global bonds are listed on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, the Republic will maintain a Luxembourg paying and transfer agent.

WHERE YOU CAN FIND MORE INFORMATION

The Republic has filed registration statement relating to its global bonds, including the global bonds offered by this prospectus supplement, and warrants with the SEC under the U.S. Securities Act of 1933, as amended. Neither this prospectus supplement nor the accompanying prospectus contains all of the information described in the registration statement. For further information, you should refer to the registration statement, including the documents incorporated by reference in the registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington D.C.:

SEC Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information. These documents are also available to the public for free from the SEC’s web site at http://www.sec.gov.

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

The authorized agent of the Republic in the United States is Senen T. Mangalile, Consul General, the Philippine Consulate General, 556 Fifth Avenue, New York, New York 10036-5095.

Republic of the Philippines

Debt Securities and/or Warrants

The Republic of the Philippines (the “Republic”) may from time to time offer and sell its debt securities and warrants in amounts, at prices and on terms to be determined at the time of sale and provided in one or more supplements to this prospectus. The Republic may also offer debt securities in exchange for other debt securities or that are convertible into new debt securities. The Republic may offer securities with an aggregate principal amount of up to US$7,002,203,526 (or the equivalent in other currencies) in the United States. The Republic will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer or sell securities unless accompanied by a supplement. The Republic may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

You should not assume that information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than its date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 4, 2022.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities the Republic may offer under the “shelf” registration statement it has filed with the U.S. Securities and Exchange Commission (the “SEC”). Each time the Republic sells securities covered by this prospectus, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information contained in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described below under the heading “Further Information.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus under “Republic of the Philippines” are forward looking. They include statements concerning, among others:

•	the Republic’s economic, business and political conditions and prospects;

•	the Republic’s financial stability;

•	the depreciation or appreciation of the peso;

•	changes in interest rates; and

•	governmental, statutory, regulatory or administrative initiatives.

Actual results may differ materially from those suggested by the forward-looking statements due to various factors. These factors include, but are not limited to:

•

adverse external factors, such as high international interest rates and recession or low growth in the economies of the Republic’s trading partners. High international interest rates could increase the Republic’s current account deficit and budgetary expenditures. Recession or low growth in the economies of the Republic’s trading partners could lead to fewer exports from the Republic and, indirectly, lower growth in the Republic;

•

instability or volatility in the international financial markets. This could lead to domestic volatility, making it more difficult for the Government to achieve its macroeconomic goals. This could also lead to declines in foreign direct and portfolio investment inflows;

•

adverse domestic factors, such as a decline in domestic savings and investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility. Each of these factors could lead to lower growth or lower international reserves; and

•

other adverse factors, such as climatic or seismic events, the outbreak of diseases such as COVID-19, African swine flu, severe acute respiratory syndrome, middle east respiratory syndrome and avian influenza and political uncertainty.

DATA DISSEMINATION

The Republic is a subscriber to the IMF’s Special Data Dissemination Standard (“SDDS”), which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released or the so-called “Advance Release Calendar.” For the Republic, precise dates or “no-later-than dates” for the release of data under the SDDS are disseminated three months in advance through the Advance Release Calendar, which is published on the Internet under the IMF’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the Dissemination Standards Bulletin Board. The Internet website for the Republic’s Advance Release Calendar and metadata is located at http://dsbb.imf.org/Pages/SDDS/CtyCtgList.aspx?ctycode=PHL.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds from sales of securities will be used for the general purposes of the Republic, including for budget support and to repay a portion of the Government’s borrowings.

RATINGS

Ratings included herein are not a recommendation to purchase, hold or sell securities and may be changed, suspended or withdrawn at any time. The Republic’s current credit ratings and rating outlooks are dependent upon economic conditions and other factors affecting credit risk that are outside the control of the Republic. Each rating should be evaluated independently of the others. Detailed explanations of the ratings may be obtained from the rating agencies. The Republic discloses these ratings because, though the Republic has no control over ratings, they are important to the Republic’s ability to obtain the financing that it needs on terms that are favorable to it. A decision by a rating agency to downgrade the Republic’s credit rating may have an adverse impact on its ability to access funding and may increase its borrowing costs, while an upgrade in its rating may improve its access to funding and reduce its borrowing costs.

DESCRIPTION OF THE SECURITIES

Description of the Debt Securities

The Republic may issue debt securities in separate series at various times. Each series of the debt securities will be issued pursuant to a fiscal agency agreement (each, as applicable to a series of debt securities, the “Fiscal Agency Agreement”). The description below summarizes the material provisions of the debt securities that are common to all series and the Fiscal Agency Agreement. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the debt securities. Therefore, the Republic urges you to read the form of the Fiscal Agency Agreement and the form of the global bond before deciding whether to invest in the debt securities. The Republic has filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities are described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

You can find the definitions of certain capitalized terms in the subsection titled “Glossary of Certain Defined Terms” located at the end of this section.

General Terms of the Bonds

The prospectus supplement that relates to your debt securities will specify the following terms:

•	the aggregate principal amount and the designation;

•	the currency or currencies or composite currencies of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate or rates, if any, for the debt securities and, if variable, the method by which the interest rate or rates will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how the Republic will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other; and

•	whether the debt securities will be designated “Collective Action Securities” (as described below under “Collective Action Securities”).

If the Republic issues debt securities in bearer form, the prospectus supplement relating to the debt securities will also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, the Republic will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. The record date will be specified in the applicable prospectus supplement. The Republic will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, the Republic will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement, the Republic will pay interest by check, payable to the registered holder.

If the relevant debt security has joint holders, the check will be payable to all of them or to the person designated by the joint holders at least three business days before payment. The Republic will mail the check to the address of the registered holder in the bond register and, in the case of joint holders, to the address of the joint holder named first in the bond register.

The Republic will make any payment on debt securities in bearer form at the designated offices or agencies of the fiscal agent, or any other paying agent, outside of the United States. At the option of the holder of debt securities, the Republic will pay by check or by transfer to an account maintained by the payee with a bank located outside of the United States. The Republic will not make payments on bearer securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, the Republic will not make any payment by mail to an address in the United States or by transfer to an account with a bank in the United States. Nevertheless, the Republic will make payments on a bearer security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to the Republic.

If the Republic issues bearer securities, it will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by the Republic to the fiscal agent for the payment of principal or interest for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to the Republic. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid. However, the Republic’s obligations to pay the principal of, and interest on, the debt securities as they become due will not be affected by such repayment.

You will not be permitted to submit a claim to the Republic for payment of principal or interest on any series of debt securities unless made within 10 years, in the case of principal, and five years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, the Republic anticipates that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the Fiscal Agency Agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder of the debt securities; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from the Republic.

The Republic understands that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

The Republic will issue certificated securities and register debt securities in the name of a person other than the depositary or its nominee only if:

•

the depositary for a series of debt securities is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and the Republic does not appoint a successor depositary within 90 days;

•	the Republic determines, in its sole discretion, not to have a series of debt securities represented by a global security; or

•	a default occurs that entitles the holders of the debt securities to accelerate the maturity date and such default has not been cured.

In these circumstances, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form. Definitive debt securities in bearer form will not be issued in respect of a global security in registered form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, the Republic expects the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security.

The Republic also expects that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. The Republic has no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. The Republic also has no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

The Republic may issue debt securities of a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear System and Clearstream Banking, S.A., or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a bearer global security will be described in the applicable prospectus supplement.

Additional Amounts

Payments made by, or on behalf of the Republic, on the debt securities will be made without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Philippine law requires taxes to be deducted or withheld, except as discussed below, holders of the debt securities will be paid such additional amounts as are necessary to ensure that they receive the same amount as they would have received without such withholding or deduction.

However, any additional amounts will not be paid if the holder of the debt securities is liable for Philippine tax because:

•	the holder of the debt securities is connected with the Republic other than by merely owning the debt security or receiving income or payments on the bond;

•

the holder of the debt securities failed to comply with any reasonable certification, identification or other reporting requirement concerning the holder’s nationality, residence, identity or connection with the Republic, if compliance with such requirement is required by any statute or regulation of the Republic as a precondition to exemption from withholding or deduction of taxes; or

•

the holder of the debt securities failed to present its debt security for payment within 30 days of when the payment is due or when the Republic makes available to the holder of the debt securities or the relevant fiscal or paying agent a payment of principal or interest, whichever is later. Nevertheless, the Republic will pay additional amounts to the extent the holder would have been entitled to such amounts had it presented its debt security for payment on the last day of the 30 day period.

Status of Bonds

While outstanding, the debt securities will:

•	constitute direct, unconditional and unsecured obligations of the Republic;

•

rank without any preference among themselves and at least equally in right of payment with all of the Republic’s other unsecured and unsubordinated External Indebtedness, except as described below; and

•	continue to be backed by the full faith and credit of the Republic.

It is understood that this provision shall not be construed so as to require the Republic to make payments under the debt securities ratably with payments being made under any other external indebtedness of the Republic.

Under Philippine law, unsecured debt (including guarantees of debt) of a borrower in insolvency or liquidation that is documented by a public instrument, as provided in Article 2244(14) of the Civil Code of the Republic, ranks ahead of unsecured debt that is not so documented. Debt is treated as documented by a public instrument if it is acknowledged before a notary or any person authorized to administer oaths in the Republic. The Government maintains that debt of the Republic is not subject to the preferences granted under Article 2244(14) or cannot be documented by a public instrument without acknowledgment of the Republic as debtor. The Philippine courts have never addressed this matter, however, and it is uncertain whether a document evidencing the Republic’s Peso or non-Peso denominated debt (including External Indebtedness), notarized without the Republic’s participation, would be considered documented by a public instrument. If such debt were considered documented by a public instrument, it would rank ahead of the debt securities if the Republic could not meet its debt obligations.

The Republic has represented that it has not prepared, executed or filed any public instrument, as provided in Article 2244(14) of the Civil Code of the Philippines, relating to any External Indebtedness. It also has not consented or assisted in the preparation or filing of any such public instrument. The Republic also agreed that it will not create any preference or priority in respect of any External Public Indebtedness pursuant to Article 2244(14) of the Civil Code of the Philippines unless its grants equal and ratable preference or priority to amounts payable under the debt securities.

Negative Pledge Covenant

If any debt securities are outstanding, the Republic will not create or permit any Liens on its assets or revenues as security for any of its External Public Indebtedness, unless the Lien also secures the Republic’s obligations under the debt securities. In addition, the Republic will not create any preference or priority for any of its External Public Indebtedness pursuant to Article 2244(14) of the Civil Code of the Philippines, or any successor law, unless it grants equal and ratable preference or priority to amounts due under the debt securities.

The Republic may create or permit a Lien:

•

on any property or asset (or any interest in such property or asset) incurred when the property or asset was purchased, improved, constructed, developed or redeveloped to secure payment of the cost of the activity;

•	securing Refinanced External Public Indebtedness;

•

arising out of the extension, renewal or replacement of any External Public Indebtedness that is permitted to be subject to a Lien pursuant to either of the previous two bullet points, as long as the principal amount of the External Public Indebtedness so secured is not increased;

•	arising in the ordinary course of banking transactions to secure External Public Indebtedness with a maturity not exceeding one year;

•

existing on any property or asset at the time it was purchased, or arising after the acquisition under a contract entered into before and not in contemplation of the acquisition, and any extension and renewal of that Lien which is limited to the original property or asset and secures any extension or renewal of the original secured financing;

•	that:

(A)	arises pursuant to any legal process in connection with court proceedings so long as the enforcement of the Lien is stayed and the Republic is contesting the claims secured in good faith; or

(B)	secures the reimbursement obligation under any surety given in connection with the release of any Lien referred to in (A) above; if it is released or discharged within one year of imposition; or

•	arising by operation of law, provided that any such Lien is not created or permitted to be created by the Republic for the purpose of securing any External Public Indebtedness.

The international reserves of Bangko Sentral represent substantially all of the official gross international reserves of the Republic. Because Bangko Sentral is an independent entity, the Republic and Bangko Sentral believe that the debt securities’ negative pledge covenant does not apply to Bangko Sentral’s international reserves. Bangko Sentral could therefore incur External Indebtedness secured by international reserves without securing amounts payable under the debt securities.

Events of Default

The following description does not apply to any series of debt securities that has been designated Collective Action Securities. See “Collective Action Securities—Events of Default” below for a description of the corresponding terms of Collective Action Securities.

Each of the following constitutes an event of default with respect to any series of debt securities:

(1)	Non-Payment: the Republic does not pay principal or interest on any debt securities of such series when due and such failure continues for 30 days;

(2)

Breach of Other Obligations: the Republic fails to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered by any holder of debt securities to the Republic at the corporate trust office of the fiscal agent in New York City;

(3)	Cross Default and Cross Acceleration:

(a)

the Republic fails to make a payment of principal, premium, prepayment charge or interest when due on any External Public Indebtedness with a principal amount equal to or greater than $25,000,000 or its equivalent, and this failure continues beyond the applicable grace period; or

(b)

any External Public Indebtedness of the Republic or the central monetary authority in principal amount equal to or greater than $25,000,000 is accelerated, other than by optional or mandatory prepayment or redemption.

For the purposes of this event of default, the U.S. dollar equivalent for non-U.S. dollar debt will be computed using the middle spot rate for the relevant currency against the U.S. dollar as quoted by The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A.) on the date of determination;

(4)	Moratorium: the Republic declares a general moratorium on the payment of its or the central monetary authority’s External Indebtedness;

(5)	Validity:

(a)

the Republic, or any governmental body with the legal power and authority to declare such series of debt securities and the related Fiscal Agency Agreement invalid or unenforceable, challenges the validity of such series of debt securities or the related Fiscal Agency Agreement;

(b)	the Republic denies any of its obligations under such series of debt securities or the related Fiscal Agency Agreement; or

(c)

any legislative, executive or constitutional measure or final judicial decision renders any material provision of such series of debt securities or the related Fiscal Agency Agreement invalid or unenforceable or prevents or delays the performance of the Republic’s obligations under such series of debt securities or the related Fiscal Agency Agreement;

(6)

Failure of Authorizations: any legislative, executive or constitutional authorization necessary for the Republic to perform its material obligations under the series of debt securities or the related Fiscal Agency Agreement ceases to be in full force and effect or is modified in a manner materially prejudicial to the holders of the debt securities;

(7)	Control of Assets: the Republic or the central monetary authority does not at all times exercise full control over the Republic’s International Monetary Assets; or

(8)

IMF Membership: the Republic ceases to be a member of the IMF or loses its eligibility to use the general resources of the IMF. The events described in paragraphs 2, 4, 5 and 6 will be events of default only if they materially prejudice the interests of holders of the debt securities.

If any of the above events of default occurs and is continuing, holders of the debt securities representing at least 25% in principal amount of the debt securities of that series then outstanding may declare all of the debt securities of the series to be due and payable immediately by written notice to the Republic and the fiscal agent. In the case of an event of default described in paragraphs 1 or 4 above, any holder of the debt securities may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to the Republic and the fiscal agent.

Investors should note that:

•

despite the procedure described above, no debt securities may be declared due and payable if the Republic cures the applicable event of default before it receives the written notice from the holder of the debt securities;

•	the Republic is not required to provide periodic evidence of the absence of defaults; and

•

the Fiscal Agency Agreement does not require the Republic to notify holders of the debt securities of an event of default or grant any holder of the debt securities a right to examine the bond register.

Modifications and Amendments; Bondholders’ Meetings

The following description does not apply to any series of debt securities that has been designated Collective Action Securities. See “Collective Action Securities—Modifications and Amendments; Bondholders’ Meetings” for a description of the corresponding terms of Collective Action Securities.

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the Fiscal Agency Agreement that would:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt securities’ interest rate;

•	change the currency of payment of principal or interest;

•	change the obligation of the Republic to pay additional amounts on account of withholding taxes or deductions; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the related Fiscal Agency Agreement or the terms of such series of debt securities.

With respect to other types of amendment or modification, the Republic may, with the consent of the holders of at least a majority in principal amount of the debt securities of a series that are outstanding, modify and amend that series of debt securities or, to the extent the modification or amendment affects that series of debt securities, the Fiscal Agency Agreement.

The Republic may at any time call a meeting of the holders of a series of debt securities to seek the holders’ approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the Republic. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

The persons entitled to vote a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting of the holders of the debt securities. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a holder of the debt securities. The fiscal agent will make all rules governing the conduct of any meeting.

The Fiscal Agency Agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants of the Republic that benefit holders of the debt securities;

•	surrender any right or power given to the Republic;

•	secure the debt securities; or

•

cure any ambiguity or correct or supplement any defective provision in the Fiscal Agency Agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Replacement of Debt Securities

If a debt security becomes mutilated, defaced, destroyed, lost or stolen, the Republic may issue, and the fiscal agent will authenticate and deliver, a substitute debt security. The Republic and the fiscal agent will require proof of any claim that a debt security was destroyed, lost or stolen.

The applicant for a substitute debt security must indemnify the Republic, the fiscal agent and any other agent for any losses they may suffer relating to the debt security that was destroyed, lost or stolen. The applicant will be required to pay all expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen debt security.

Fiscal Agent

The Republic will appoint a fiscal agent or agents in connection with each series of the debt securities whose duties will be governed by the related Fiscal Agency Agreement. Different fiscal agents may be appointed for different series of debt securities. The Republic may maintain bank accounts and a banking relationship with each fiscal agent. Each fiscal agent is the agent of the Republic and does not act as a trustee for the holders of the debt securities.

Notices

All notices will be mailed to the registered holders of a series of debt securities. If a depositary is the registered holder of global securities, each beneficial holder must rely on the procedures of the depositary and its participants to receive notices, subject to any statutory or regulatory requirements.

If the Republic lists a series of debt securities on the Luxembourg Stock Exchange, and the rules of that exchange so require, all notices to holders of that series of debt securities will be published in a daily newspaper of general circulation in Luxembourg. The Republic expects that the Luxemburger Wort will be the newspaper. If notice cannot be published in an appropriate newspaper, notice will be considered validly given if made pursuant to the rules of the Luxembourg Stock Exchange.

Governing Law

The Fiscal Agency Agreement and the debt securities will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing the authorization, execution and delivery of the debt securities and the Fiscal Agency Agreement by the Republic will be governed by the laws of the Republic.

Further Issues of Debt Securities

The following description does not apply to any series of debt securities that has been designated Collective Action Securities. See “Collective Action Securities—Further Issues of Debt Securities” for a description of the corresponding terms of Collective Action Securities.

The Republic may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of bonds (or that are the same in all respects except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). The Republic may consolidate such additional debt securities with the outstanding debt securities to form a single series. Any further debt securities forming a single series with the outstanding debt securities of any series constituted by a Fiscal Agency Agreement shall be constituted by an agreement supplemental to such relevant Fiscal Agency Agreement.

Jurisdiction and Enforceability

The Republic is a foreign sovereign government and your ability to collect on judgments of U.S. courts against the Republic may be limited.

The Republic will irrevocably appoint the Philippine Consul General in New York, New York as its authorized agent to receive service of process in any suit based on any series of debt securities which any holder of the debt securities may bring in any state or federal court in New York City. The Republic submits to the jurisdiction of any state or federal court in New York City or any competent court in the Republic in such action. The Republic waives, to the extent permitted by law, any objection to proceedings in such courts. The Republic also waives irrevocably any immunity from jurisdiction to which it might otherwise be entitled in any suit based on any series of debt securities.

Because of its waiver of immunity, the Republic would be subject to suit in competent courts in the Republic. A judgment against the Republic in state or federal court in New York City would be recognized and enforced by the courts of the Republic in any enforcement action without re-examining the issues if:

•	such judgment was not obtained by collusion or fraud;

•	the foreign court rendering such judgment had jurisdiction over the case;

•	the Republic had proper notice of the proceedings before the foreign court; and

•	such judgment was not based upon a clear mistake of law or fact.

Notwithstanding any of the above, the Philippine Consul General is not the agent for receipt of service for suits under the U.S. federal or state securities laws, and the Republic’s waiver of immunity does not extend to those actions. In addition, the Republic does not waive immunity relating to its:

•	properties and assets used by a diplomatic or consular mission;

•	properties and assets under the control of its military authority or defense agency; and

•	properties and assets located in the Republic and dedicated to public or governmental use.

If you bring a suit against the Republic under U.S. federal or state securities laws, unless the Republic waives immunity, you would be able to obtain a United States judgment against the Republic only if a court determined that the Republic is not entitled to sovereign immunity under the United States Foreign Sovereign Immunities Act. Even if you obtained a United States judgment in any such suit, you may not be able to enforce the judgment in the Republic. Moreover, you may not be able to enforce a judgment obtained under the Foreign Sovereign Immunities Act against the Republic’s property located in the United States except under the limited circumstances specified in the act.

Glossary of Certain Defined Terms

Certain definitions used in the Fiscal Agency Agreement are set forth below. For a full explanation of all of these terms or any capitalized terms used in this section you should refer to the Fiscal Agency Agreement.

“External Indebtedness” means Indebtedness denominated or payable by its terms, or at the option of the holder, in a currency or currencies other than that of the Republic.

“External Public Indebtedness” means any External Indebtedness in the form of bonds, debentures, notes or other similar instruments or other securities which is, or is eligible to be, quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market.

“Indebtedness” means any indebtedness for money borrowed or any guarantee of indebtedness for money borrowed.

“International Monetary Assets” means all (i) gold, (ii) Special Drawing Rights, (iii) Reserve Positions in the Fund and (iv) Foreign Exchange.

“Lien” means any mortgage, deed of trust, charge, pledge, lien or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest.

“Refinanced External Public Indebtedness” means the U.S.$130,760,000 Series A Interest Reduction Bonds due 2007 issued by the Republic on December 1, 1992, the U.S.$626,616,000 Series B Interest Reduction Bonds due 2008 issued by the Republic on December 1, 1992, the U.S.$153,490,000 Series A Principal Collateralized Interest Reduction Bonds due 2018 issued by the Republic on December 1, 1992 and the U.S.$1,740,600,000 Series B Collateralized Interest Reduction Bonds due 2017 issued by the Republic on December 1, 1992.

“Special Drawing Rights,” “Reserve Positions in the Fund” and “Foreign Exchange,” have, as to the type of assets included, the meanings given to them in the IMF’s publication entitled “International Financial Statistics” or any other meaning formally adopted by the IMF from time to time.

Description of the Warrants

Each series of warrants will be issued under a warrant agreement (each, as applicable to a series of warrants, the “Warrant Agreement”) to be entered into between the Republic and a bank or trust company as warrant agent. The description below summarizes some of the provisions of warrants for the purchase of bonds that the Republic may issue from time to time and of the Warrant Agreement. Copies of the forms of warrants and the Warrant Agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

The prospectus supplement relating to the series of warrants will set forth:

•	the terms of the bonds purchasable upon exercise of the warrants, as described above under “Description of the Debt Securities—General Terms of the Bonds”;

•	the principal amount of bonds purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants and any bonds issued with the warrants will be separately transferable;

•	whether the warrants will be issued in certificated or global form and, if in global form, information with respect to applicable depositary arrangements;

•

if issued in certificated form, whether the warrants will be issued in registered or bearer form, whether they will be exchangeable between such forms, and, if issued in registered form, where they may be transferred and registered;

•	A description of the tax consequences of an investment in warrants; and

•	other specific provisions.

The warrants will be subject to the provisions set forth under “Description of the Securities—Description of the Debt Securities,” “—Governing Law” and “—Jurisdiction and Enforceability.”

Limitations on Issuance of Bearer Debt Securities

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person, except in certain circumstances permitted by U.S. Treasury Regulations. Bearer securities will initially be represented by temporary global securities (without interest coupons) deposited with a common depositary in London for the Euroclear System for credit to designated accounts. Unless otherwise indicated in the applicable prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided in United States tax regulations.

Bearer securities (other than temporary global debt securities) and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain (which might otherwise be characterized as capital gain) recognized on the disposition will be treated as ordinary income.

For the purposes of this section, “United States person” means:

•	an individual citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions.

For the purposes of this section, “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

Ranking Provisions of the Debt Securities

In NML Capital, Ltd. v. Republic of Argentina, the U.S. Court of Appeals for the Second Circuit has ruled that the ranking clause in bonds issued by the Republic of Argentina prevents Argentina from making payments in respect of bonds Argentina issued in a restructuring unless Argentina makes pro rata payments on defaulted bonds that were not exchanged in the restructuring and which rank pari passu with the bonds issued in the restructuring. The U.S. Supreme Court has declined to hear the case in an appeal by Argentina.

An equal ranking provision similar to the provision litigated in NML Capital, Ltd. v. Republic of Argentina has been contained in securities previously issued by the Republic. The Republic has always intended that the equal ranking clause appearing in securities previously issued by the Republic would permit it to redeem or to make principal and interest payments in respect of some of its external debt without making ratable payments in respect of other external debt. However, the decision of the Second Circuit could affect that interpretation, which in turn could potentially hinder or impede debt restructurings and distressed debt management transactions by the Republic, by affecting the voting decisions of bondholders under, for example, the collective action clause contained in previously issued debt securities. Although a court interpreting the Republic’s equal ranking clause could reach a decision different from the Second Circuit in the litigation involving Argentina, the Republic cannot predict whether or in what manner the courts would resolve a dispute over this clause or how any such judgment would be applied or implemented. Further, the Republic cannot predict whether the litigation described above will affect the liquidity of the trading market for the Republic’s debt securities or the price at which the debt securities will trade in the secondary market.

COLLECTIVE ACTION SECURITIES

The Republic may designate a particular series of debt securities to be “Collective Action Securities,” the specific terms of which will be described in the prospectus supplement relating to such series of debt securities. Collective Action Securities will have the same terms and conditions as the securities described under the heading “Description of the Debt Securities” above, except that such Collective Action Securities shall contain different provisions relating to certain aspects of default, acceleration, voting on amendments, modifications, changes or waivers and further issues of debt securities as follows:

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

(1)	Non-Payment: the Republic does not pay principal or interest on any debt securities of such series when due and such failure continues for 30 days;

(2)

Breach of Other Obligations: the Republic fails to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered by any holder of debt securities to the Republic at the corporate trust office of the fiscal agent in New York City;

(3)	Cross Default and Cross Acceleration:

(a)

the Republic fails to make a payment of principal, premium, prepayment charge or interest when due on any External Public Indebtedness with a principal amount equal to or greater than $25,000,000 or its equivalent, and this failure continues beyond the applicable grace period; or

(b)

any External Public Indebtedness of the Republic or the central bank of the Republic in principal amount equal to or greater than $25,000,000 is accelerated, other than by optional or mandatory prepayment or redemption.

For the purposes of this event of default, the U.S. dollar equivalent for non-U.S. dollar debt will be computed using the middle spot rate for the relevant currency against the U.S. dollar as quoted by The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A.) on the date of determination;

(4)	Moratorium: the Republic declares a general moratorium on the payment of its or the central monetary authority’s External Indebtedness;

(5)	Validity:

(a)

the Republic, or any governmental body with the legal power and authority to declare such series of debt securities and the related Fiscal Agency Agreement invalid or unenforceable, challenges the validity of such series of debt securities or the related Fiscal Agency Agreement;

(b)	the Republic denies any of its obligations under such series of debt securities or the related Fiscal Agency Agreement; or

(c)

any legislative, executive or constitutional measure or final judicial decision renders any material provision of such series of debt securities or the related Fiscal Agency Agreement invalid or unenforceable or prevents or delays the performance of the Republic’s obligations under such series of debt securities or the related Fiscal Agency Agreement;

(6)

Failure of Authorizations: any legislative, executive or constitutional authorization necessary for the Republic to perform its material obligations under the series of debt securities or the related Fiscal Agency Agreement ceases to be in full force and effect or is modified in a manner materially prejudicial to the holders of the debt securities;

(7)	Control of Assets: the Republic or the central bank of the Republic does not at all times exercise full control over the Republic’s International Monetary Assets; or

(8)	IMF Membership: the Republic ceases to be a member of the IMF or loses its eligibility to use the general resources of the IMF.

The events described in paragraphs 2, 4, 5 and 6 will be events of default only if they materially prejudice the interests of holders of the debt securities.

If any of the above events of default occurs and is continuing, holders of the debt securities representing at least 25% in principal amount of the debt securities of that series then outstanding may declare all of the debt securities of the series to be due and payable immediately by written notice to the Republic and the fiscal agent. The holders of more than 50% of the aggregate principal amount of the outstanding debt securities of the affected series may rescind a declaration of acceleration if the event or events of default giving rise to the declaration have been cured or waived.

Investors should note that:

•

despite the procedure described above, no debt securities may be declared due and payable if the Republic cures the applicable event of default before it receives the written notice from the holders of the debt securities;

•	the Republic is not required to provide periodic evidence of the absence of defaults; and

•

the Fiscal Agency Agreement does not require the Republic to notify holders of the debt securities of an event of default or grant any holder of the debt securities a right to examine the bond register.

Modifications and Amendments; Bondholders’ Meetings

The Republic may call a meeting of holders of debt securities of any series at any time. The Republic will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, the Republic or the fiscal agent will call a meeting of holders of debt securities of any series if the holders of at least 10% in principal amount of all debt securities of the series then outstanding have delivered a written request to the Republic or the fiscal agent (with a copy to the Republic) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, the Republic will notify the fiscal agent and the fiscal agent will notify the holders of the time, place and purpose of the meeting, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders of debt securities of the relevant series and their proxies are entitled to vote at a meeting. The Republic will set the procedures governing the conduct of the meeting and if additional procedures are required, the Republic will establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities pursuant to written action with the consent of the requisite percentage of debt securities of the relevant series. The fiscal agent will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by the fiscal agent.

The holders of a series of debt securities may generally approve any proposal by the Republic to modify or take action with respect to the Fiscal Agency Agreement or the terms of the debt securities of that series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

Holders of any series of debt securities issued under the Fiscal Agency Agreement may approve, by vote or consent through one of three modification methods described below, any modification, amendment, supplement or waiver proposed by the Republic that would do any of the following (such subjects referred to as “reserve matters”) with respect to such series of debt securities:

•	change the date on which any amount is payable;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities and the Fiscal Agency Agreement);

•	reduce the interest rate;

•	change the method used to calculate any amount payable (other than in accordance with the express terms of the debt securities and the Fiscal Agency Agreement);

•	change the currency or place of payment of any amount payable;

•	modify the Republic’s obligation to make any other payments (including any redemption price therefor);

•	change the identity of the obligor;

•	change the definition of “outstanding” or the percentage of affirmative votes or written consents, as the case may be, required to make a reserve matter modification;

•	change the definition of “Uniformly Applicable,” “reserve matter” or “reserve matter modification”;

•

authorize the fiscal agent, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of the Republic or any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of such debt securities.

A change to a reserve matter, including the payment terms of the debt securities of any series, can be made without the holder’s consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•	in the case of a proposed modification to a single series of debt securities, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of that series;

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the Fiscal Agency Agreement, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, if certain Uniformly Applicable requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the Fiscal Agency Agreement, whether or not the Uniformly Applicable requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

Any modification consented to or approved by the holders of debt securities pursuant to the above provisions will be conclusive and binding on all holders of the relevant series of debt securities or all holders of all series of debt securities affected by a cross-series modification, as the case may be, whether or not they have given such consent or approval, and on all future holders of those debt securities whether or not notation of such modification is made upon the debt securities. Any instrument given by or on behalf of any holder of a debt security in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of that debt security.

For so long as any series of Existing Securities are outstanding, if the Republic certifies to the fiscal agent and to the fiscal agent under the Existing Fiscal Agency Agreement that a cross-series modification is being sought simultaneously with an Existing Fiscal Agency Agreement Reserve Matter Modification, the Existing Securities affected by such Existing Fiscal Agency Agreement Reserve Matter Modification shall be treated as “series affected by that proposed modification” as that phrase is used in the Fiscal Agency Agreement with respect to both cross-series modifications with single aggregated voting and cross-series modifications with two-tier voting; provided, that if the Republic seeks a cross-series modification with single aggregated voting, in determining whether such modification will be considered Uniformly Applicable, the holders of any series of Existing Securities affected by the Existing Fiscal Agency Agreement Reserve Matter Modification shall be deemed “holders of securities of all series affected by that modification,” for the purpose of the Uniformly Applicable definition. It is the intention that in the circumstances described in respect of any cross-series modification, the votes of the holders of the affected Existing Securities be counted for purposes of the voting thresholds specified in the Fiscal Agency Agreement for the applicable cross-series modification as though those Existing Securities had been affected by that cross-series modification although the effectiveness of any modification, as it relates to the Existing Securities, shall be governed exclusively by the terms and conditions of those Existing Securities and by the Existing Fiscal Agency Agreement; provided, however, that no such modification as to the affected Existing Securities will be effective unless such modification shall have also been adopted by the holders of the Existing Securities pursuant to the amendment and modification provisions of such Existing Securities.

The Republic may select, in its discretion, any modification method for a reserve matter modification in accordance with the Fiscal Agency Agreement and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

“Uniformly Applicable” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

As used in the preceding paragraphs:

“Existing Securities” means any of the 1999 Securities, 2004 Securities and 2006 Securities, as applicable.

“Existing Fiscal Agency Agreement” means any of the 1999 Fiscal Agency Agreement, 2004 Fiscal Agency Agreement and 2006 Fiscal Agency Agreement, as applicable.

“Existing Fiscal Agency Agreement Reserve Matter Modification” means any modification to the terms and conditions of one or more series of the Existing Securities pursuant to Section 12 of the 1999 Fiscal Agency Agreement, Section 19 of the 2004 Fiscal Agency Agreement or Section 19 of the 2006 Fiscal Agency Agreement, as applicable.

“1999 Securities” means Securities authenticated and delivered under the 1999 Fiscal Agency Agreement.

“2004 Securities” means Securities authenticated and delivered under the 2004 Fiscal Agency Agreement.

“2006 Securities” means Securities authenticated and delivered under the 2006 Fiscal Agency Agreement.

“1999 Fiscal Agency Agreement” means the Fiscal Agency Agreement dated as of October 4, 1999 between the Republic of the Philippines, as issuer, and the fiscal agent named therein.

“2004 Fiscal Agency Agreement” means the Fiscal Agency Agreement dated as of October 4, 1999 between the Republic of the Philippines, as issuer, and the fiscal agent named therein, as amended by Supplement No. 1 to the Fiscal Agency Agreement dated as of February 26, 2004.

“2006 Fiscal Agency Agreement” means the Fiscal Agency Agreement dated as of October 4, 1999 between the Republic of the Philippines, as issuer, and the fiscal agent named therein, as amended by Supplement No. 1 to the Fiscal Agency Agreement dated as of February 26, 2004 and Supplement No. 2 to the Fiscal Agency Agreement dated as of January 11, 2006.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, the Republic will provide the following information to the fiscal agent for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of the Republic’s economic and financial circumstances that are in the Republic’s opinion, relevant to the request for the proposed modification, a description of the Republic’s existing debts and a description of its broad policy reform program and provisional macroeconomic outlook;

•

if the Republic shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•

a description of the Republic’s proposed treatment of external debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if the Republic is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

Other Amendments

The Republic and the fiscal agent may, without the vote or consent of any holder of debt securities of any series, amend the Fiscal Agency Agreement (as it refers to such series) or such debt securities for the purpose of:

•	adding to the Republic’s covenants for the benefit of the holders of the debt securities of that series;

•	surrendering any of the Republic’s rights or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the Fiscal Agency Agreement;

•

amending the debt securities of that series or the Fiscal Agency Agreement in any manner that the Republic may determine and that does not materially adversely affect the interests of any holders of the debt securities of that series; or

•	correcting in the opinion of the Republic, a manifest error of a formal, minor or technical nature.

For purposes of determining whether the required percentage of holders of the debt securities of a series has approved any amendment, modification or change to, or waiver of, the debt securities or the Fiscal Agency Agreement, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities owned, directly or indirectly, by the Republic or any public sector instrumentality of the Republic will be disregarded and deemed not to be outstanding. As used in this paragraph, “public sector instrumentality” means Bangko Sentral, any department, ministry or agency of the Republic or any corporation, trust, financial institution or other entity owned or controlled by the Republic or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

Further Issues of Debt Securities

The Republic may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of bonds (or that are the same in all respects except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities) provided, however, that unless such additional debt securities are issued under a separate CUSIP, ISIN or other identification number, such additional debt securities are issued either (i) pursuant to a “qualified reopening” for U.S. federal income tax purposes of the original series of debt securities, (ii) with less than a de minimis amount of original issue discount or (iii) otherwise as part of the same “issue” for U.S. federal income tax purposes as the original series of debt securities. The Republic may consolidate such additional debt securities with the outstanding debt securities to form a single series. Any further debt securities forming a single series with the outstanding debt securities of any series constituted by a Fiscal Agency Agreement shall be constituted by a supplement to such relevant Fiscal Agency Agreement.

TAXATION

The following discussion summarizes certain Philippine and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities of the Republic. This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax advisor about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Philippine Taxation

The following is a summary of certain Philippine tax consequences that may be relevant to non-Philippine holders of the debt securities in connection with the holding and disposition of the debt securities. The Republic uses the term “non-Philippine holders” to refer to (i) non-residents of the Philippines who are neither citizens of the Philippines nor are engaged in trade or business within the Philippines or (ii) non-Philippine corporations not engaged in trade or business in the Philippines.

This summary is based on Philippine laws, rules, and regulations in effect as of the date of this prospectus, all of which are subject to change and may apply retroactively. It is not intended to constitute a complete analysis of the tax consequences under Philippine law of the receipt, ownership, or disposition of the debt securities, in each case by non-Philippine holders, nor to describe any of the tax consequences that may be applicable to citizens or residents of the Republic.

If you are not a non-Philippine holder, you should consult your tax advisor about the consequences of holding these debt securities.

Effect of Holding Global Bonds

Payments by the Republic of principal of and interest on the debt securities to a non-Philippine holder will not subject such non-Philippine holder to taxation in the Philippines by reason solely of the holding of the debt securities or the receipt of principal or interest in respect thereof.

Taxation of Interest on the Global Bonds

When the Republic makes payments of principal and interest to you, as a non-Philippine holder of the debt securities, no amount will be withheld from such payments for, or on account of, any taxes of any kind imposed, levied, withheld or assessed by the Philippines or any political subdivision or taxing authority thereof or therein.

Taxation of Capital Gains

Non-Philippine holders of the debt security will not be subject to Philippine income or withholding tax in connection with the sale, exchange, or retirement of a debt security if such sale, exchange or retirement is made outside the Philippines or an exemption is available under an applicable tax treaty in force between the Philippines and the country of domicile of the non-Philippine holder. If the debt securities have a maturity of more than five years from the date of issuance, any gains realized by a holder of the debt security will not, under the Philippine Tax Code, be subject to Philippine income tax.

Documentary Stamp Taxes

No documentary stamp tax is imposed upon the transfer of the debt securities. A documentary stamp tax at the rate of ₱1.50 for every ₱200.00 of the issue value of the debt securities is payable upon the issuance of the debt securities and will be for the account of the Republic.

Estate and Donor’s Taxes

The transfer of a debt security by way of succession upon the death of a non-Philippine holder will be subject to Philippine estate tax at a fixed rate of 6% based on the value of the net estate.

The transfer of a debt security by gift to an individual who is related or unrelated to the non-Philippine holder will generally be subject to a Philippine donor’s tax at a fixed rate of 6% based on the total gifts in excess of ₱250,000 during the relevant calendar year.

The foregoing apply even if the holder is a non-Philippine holder. However, the Republic will not collect estate and donor’s taxes on the transfer of the debt securities by gift or succession if the deceased at the time of death, or the donor at the time of donation, was a citizen and resident of a foreign country that provides certain reciprocal rights to citizens of the Philippines (a “Reciprocating Jurisdiction”). For these purposes, a Reciprocating Jurisdiction is a foreign country which at the time of death or donation (i) did not impose a transfer tax of any character in respect of intangible personal property of citizens of the Philippines not residing in that foreign country or (ii) allowed a similar exemption from transfer or death taxes of every character or description in respect of intangible personal property owned by citizens of the Philippines not residing in that foreign country.

United States Tax Considerations

The following discussion summarizes material U.S. federal income tax consequences that may be relevant to you if you invest in debt securities. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations, published rulings, administrative pronouncements, and court decisions, all as of the date of this prospectus and all subject to change, possibly with retroactive effect. Any such change could affect the tax consequences described below. This summary deals only with beneficial owners of debt securities that will hold debt securities as capital assets. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of debt securities by particular investors (including consequences under the alternative minimum tax or net investment income tax), and does not address state, local, U.S. estate and gift, non-U.S. or other tax laws. It also does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules (such as a financial institution, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, a person that will hold debt securities in an individual retirement account or other tax deferred account, as a hedge against currency risk or as a position in a “straddle” or conversion transaction, a tax exempt organization, a U.S. holder (as defined below) that is required to take certain amounts into income no later than the time such amounts are reflected on an applicable financial statement, a person that has ceased to be a U.S. citizen or lawful permanent resident of the United States, an investor holding the debt securities in connection with a trade or business conducted outside of the United States, a U.S. citizen or lawful permanent resident living abroad or a U.S. holder whose “functional currency” is not the U.S. dollar).

You will be a U.S. holder if you are, for U.S. income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to execute primary supervision over its administration and one or more U.S. persons have the authority to control all the substantial decisions of such trust. Notwithstanding the preceding sentence, to the extent provided in U.S. Treasury Regulations, certain trusts in existence on August 20, 1996, treated as United States persons prior to such date, and that have a valid election in effect to be treated as a United States person, shall also be considered U.S. holders.

A “non-U.S. holder” is any person other than an entity treated as a partnership for U.S. federal income tax purposes that is not a U.S. holder.

If you are a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds debt securities, the tax consequences of an investment in debt securities will generally depend on the status of the partners and the activities of the partnership. Prospective purchasers that are entities or arrangements treated as partnerships for U.S. federal income tax purposes should consult their tax advisors concerning the U.S. federal income tax consequences to them and their partners of the acquisition, ownership and disposition of debt securities by the partnership.

You should consult your own tax advisor concerning the particular U.S. federal income tax consequences to you of ownership and disposition of debt securities, as well as the consequences to you arising under state and local tax laws, U.S. estate and gift tax laws, and the laws of any other taxing jurisdiction, and possible changes in tax law.

Bearer debt securities are not being offered to U.S. holders. A U.S. holder who owns a bearer debt security will be subject to limitations under U.S. federal income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Code.

United States Holders

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) and additional amounts on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within each taxable year). Alternatively, an accrual basis U.S. holder may elect to translate all interest income on foreign currency denominated debt securities at the spot rate of exchange on the last day of the accrual period (or the last day of the accrual period in each taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service (the “IRS”). If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income regardless of whether the payment is in fact converted into U.S. dollars. This foreign currency gain or loss will be treated as U.S. source ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

Payments of interest on the debt securities and original issue discount (as defined below), if any, accrued with respect to the debt securities will be treated as non-U.S. source income for the purposes of calculating a U.S. holder’s foreign tax credit limitation. The limitation on non-U.S. taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. You should consult your own tax advisors regarding the availability of a foreign tax credit under your particular situation.

Sale, Exchange or Retirement of Debt Securities

You will generally recognize gain or loss on the sale, exchange or retirement of debt securities equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued but unpaid interest not previously included in income, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and the adjusted tax basis of the debt securities. Your adjusted tax basis in a debt security generally will equal the cost of the debt security to you increased by any amounts that you are required to include in income under the rules governing original issue discount and market discount and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore, generally, your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at (i) the exchange rate in effect on the date of purchase or (ii) if the foreign currency debt security is traded on an established securities market and you are a cash basis taxpayer, or if you are an accrual basis taxpayer that so elects, the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. federal income tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at (i) the exchange rate in effect on the date the foreign currency debt security is disposed of or retired or (ii) if you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash basis U.S. holder, or if you are an accrual basis holder that so elects, the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The election available to accrual basis taxpayers in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss, and will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by non-corporate investors. Capital gain or loss, if any, recognized by a U.S. holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. The ability of U.S. holders to offset capital losses against income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If the Republic issues debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one per cent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will be “OID debt securities.” The difference between the issue price and the stated redemption price at maturity of OID debt securities is the “original issue discount” or “OID” on OID debt securities. The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities is sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Republic) at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more variable rates. A debt security that provides for the payment of amounts other than qualified stated interest before maturity (an “installment obligation”) will be treated as an OID debt security if the excess of its stated redemption price at maturity over its issue price is equal to or greater than 0.25% of its stated redemption price at maturity multiplied by the weighted average maturity of the debt security. The weighted average maturity is the sum of the following amounts determined for each payment on a debt security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity.

If you invest in OID debt securities you generally will be subject to the special tax accounting rules for OID obligations provided by the Code and U.S. Treasury Regulations promulgated thereunder. You should be aware that, as described in greater detail below, if you invest in an OID debt security you generally will be required to include OID in your gross income as ordinary income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an OID debt security with a maturity greater than one year, you will be required to include in your gross income the sum of the “daily portions” of OID on that debt security for all days during the taxable year that you own the debt security. The daily portions of OID on an OID debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that period. Accrual periods may be any length and may vary in length over the term of an OID debt security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of OID on an OID debt security allocable to each accrual period is determined by:

(i)

multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount (if any) of qualified stated interest payments allocable to that accrual period.

An OID debt security that is a floating rate debt security will be subject to special rules. Generally, if a floating rate debt security qualifies as a “variable rate debt instrument” (as defined in applicable U.S. Treasury Regulations), then (i) all stated interest with respect to such floating rate debt security will be qualified stated interest and hence included in a U.S. holder’s income in accordance with such U.S. holder’s normal method of accounting for U.S. federal income tax purposes, and (ii) the amount of OID, if any, will be determined under the general OID rules (as described above) by assuming that the variable rate is a fixed rate equal, in general, to the value of the floating rate as of the issue date.

If a floating rate debt security does not qualify as a “variable rate debt instrument,” such floating rate debt security will be classified as a contingent payment debt instrument and will be subject to special rules for calculating the accrual of stated interest and original issue discount.

Any special considerations with respect to the tax consequences of holding a floating rate debt security will be provided in the applicable prospectus supplement.

The “adjusted issue price” of an OID debt security at the beginning of any accrual period will generally be the sum of the debt security’s issue price and the amount of OID previously includable in the gross income of the holder, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an OID debt security, other than qualified stated interest, generally will be viewed first as payments of previously accrued OID (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including OID income, you will generally be required to include in your gross income increasingly greater amounts of OID over the life of an OID debt security.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. This election will generally apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under the caption “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis and such election would apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. U.S. holders should consult their tax advisors concerning the propriety and consequences of this election.

In the case of an OID debt security that is also a foreign currency debt security, you should determine the U.S. dollar amount includable as OID for each accrual period by (i) calculating the amount of OID allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within each taxable year). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the accrual period in each taxable year, in the case of an accrual period that spans more than one taxable year) or at the spot rate of exchange on the date of receipt of an amount attributable to OID previously accrued during the accrual period, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under the caption “Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an OID debt security that is also a foreign currency debt security you may recognize a different amount of OID income in each accrual period than would be the case if you were the holder of an otherwise similar OID debt security denominated in U.S. dollars. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the OID debt security), you may recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the OID debt security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an OID debt security outside of the initial offering at a cost less than its “remaining redemption amount” or if you purchase an OID debt security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of OID, calculated as described above. However, if you acquire an OID debt security at a price (i) less than or equal to the remaining redemption amount but (ii) greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions to reflect the premium paid over the adjusted issue price. (As discussed under “Premium and Market Discount” below, if you purchase an OID debt security at a price greater than its remaining redemption amount, the OID rules described in this section will not apply.) The “remaining redemption amount” for an OID debt security is the total of all future payments to be made on the debt security other than qualified stated interest.

Certain of the OID debt securities may be redeemed prior to maturity, either at the option of the Republic or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement. OID debt securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase OID debt securities with these features, you should carefully examine the pricing supplement and consult your tax advisor about their treatment since the tax consequences of OID will depend, in part, on the particular terms and features of the debt securities.

OID accrued with respect to an OID debt security will be treated as non-U.S. source income for the purposes of calculating a U.S. holder’s foreign tax credit limitation. The limitation on non-U.S. taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. You should consult your own tax advisor regarding the availability of a foreign tax credit under your particular situation.

Short-Term Debt Securities

Special rules may apply to a debt security with a maturity of one year or less (“a short-term debt security”). If you are an accrual basis holder, you will be required to accrue OID on the short-term debt security on either a straight-line basis or, at the election of the holder, under a constant yield method (based on daily compounding). No interest payments on a short-term debt security will be qualified stated interest. Consequently, such interest payments are included in the short-term debt security’s stated redemption price at maturity. Since the amount of OID is calculated in the same manner as described above under “Original Issue Discount,” such interest payments may give rise to OID (or acquisition discount, as defined below) even if the short-term debt securities are not actually issued at a discount. If you are a cash basis holder and do not elect to include OID in income as it accrues, you will not be required to include OID in income until you actually receive payments on the debt security. However, you will be required to treat any gain upon the sale, exchange or retirement of the debt security as ordinary income to the extent of the accrued OID on the debt security that you have not yet taken into income at the time of the sale. Also, if you borrow money (or do not repay outstanding debt) to acquire or hold the debt security, you may not be allowed to deduct interest on the borrowing that corresponds to accrued OID on the debt security until you include the OID in your income.

Alternatively, regardless of whether you are a cash basis or accrual basis holder, you can elect to accrue any “acquisition discount” with respect to the short-term debt security on a current basis. Acquisition discount is the excess of the stated redemption price at maturity of the debt security over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method (based on daily compounding). If you elect to accrue acquisition discount, the OID rules will not apply. U.S. holders should consult their own tax advisors as to the application of these rules.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase a debt security, you should carefully examine the pricing supplement and consult your tax advisor about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments (or OID) in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments (or OID). Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments (or OID) on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

A debt security other than a short-term debt security will be treated as purchased at a market discount (a “market discount debt security”) if the debt security’s stated redemption price at maturity or, in the case of an OID debt security, the debt security’s “revised issue price,” exceeds the amount for which the U.S. holder purchased the debt security by at least one-fourth of one per cent (0.25%) of such debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years from the date acquired by the U.S. holder to the debt security’s maturity. For these purposes, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security and reduced by the amount of any payments previously made that were not qualified stated interest.

Any gain recognized on the sale or retirement of a market discount debt security will be treated as ordinary income to the extent of the accrued market discount on such debt security. Alternatively, a U.S. holder of a market discount debt security may avoid such treatment by electing to include market discount in income currently over the life of the debt security. Such an election shall apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.

Market discount on a market discount debt security will accrue on a straight-line basis unless the U.S. holder elects to accrue such market discount on a constant yield method. Such an election shall apply only to the debt security with respect to which it is made and may not be revoked. A U.S. holder of a market discount debt security that does not elect to include market discount in income currently may be required to defer deductions for interest on borrowings incurred to purchase or carry a market discount debt security. Such interest is deductible when paid or incurred to the extent of income from the debt security for the year. If the interest expense exceeds such income, such excess is currently deductible only to the extent that such excess exceeds the portion of the market discount allocable to the days during the taxable year on which such debt security was held by the U.S. Holder. Any accrued market discount on a foreign currency debt security that is currently includable in income will generally be translated into U.S. dollars at the average rate for the accrual period (or portion thereof within the holder’s taxable year). Upon the receipt of an amount attributable to accrued market discount, the U.S. Holder may recognize U.S. source exchange gain or loss (which will be taxable as ordinary income or loss) determined in the same manner as for accrued interest or OID. A U.S. Holder that does not elect to include market discount in income currently will recognize, upon the sale or retirement of the debt securities, the U.S. dollar value of the amount accrued, calculated at the spot rate on that date, and no part of this accrued market discount will be treated as exchange gain or loss.

Disposition of Foreign Currency

Foreign currency received as interest on a debt security or on the sale or retirement of a debt security will have a tax basis equal to its U.S. dollar value at the time the foreign currency is received. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase debt securities or upon exchange for U.S. dollars) will be U.S. source ordinary income or loss.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest rate index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Non-U.S. Holders

The following summary applies to you if you are a non-U.S. holder, as defined above.

Subject to the discussion below under the caption “Information Reporting and Backup Withholding,” the interest income that you derive in respect of the debt securities generally will be exempt from U.S. federal income taxes, including U.S. withholding tax on payments of interest (including OID) unless such income is effectively connected with the conduct of a trade or business within the United States. Further, any gain you realize on a sale or exchange of debt securities generally will be exempt from U.S. federal income tax, including U.S. withholding tax, unless:

•	your gain is effectively connected with the conduct of a trade or business within the United States; or

•

you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale, and either (i) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (ii) you have a tax home in the United States.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to certain payments of principal, interest and accruals of OID made within the United States on a debt security. “Backup withholding” may apply to such payments or proceeds if the beneficial owner fails to provide a correct taxpayer identification number or fails to otherwise comply with the applicable backup withholding rules. Certain persons (including, among others, corporations) and non-U.S. holders which provide an appropriate certification or otherwise qualify for exemption are not subject to the backup withholding and information reporting requirements.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment made to a U.S. holder generally may be claimed as a credit against such holder’s U.S. federal income tax liability provided the appropriate information is furnished to the IRS.

U.S. holders should consult their tax advisors about these rules and any other reporting obligations that may apply to the ownership or disposition of debt securities, including requirements related to the holding of certain foreign financial assets.

Reportable Transactions

A U.S. taxpayer that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, if the debt securities are denominated in a foreign currency, a U.S. holder may be required to treat a foreign currency exchange loss from the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the U.S. holder is an individual or trust, or higher amounts for other non-individual U.S. holders), and to disclose its investment by filing Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. Prospective purchasers are urged to consult their tax advisors regarding the application of these rules.

PLAN OF DISTRIBUTION

The Republic may sell the debt securities or warrants in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities or warrants will set out:

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	the proceeds to the Republic from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed, reallowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, the underwriters will benefit from certain conditions that must be satisfied before they are obligated to purchase such securities and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The underwriters or certain of their affiliates may purchase securities and be allocated securities for asset management and/or proprietary purposes but not with a view to distribution.

If the Republic sells debt securities or warrants through agents, the prospectus supplement will identify the agent and indicate any commissions payable by the Republic. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis.

The Republic may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from the Republic at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

The Republic may offer securities as full, partial or alternative consideration for the purchase of other securities of the Republic, either in connection with a publicly announced tender, exchange or other offer for such securities or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of securities directly or through underwriters or agents.

Agents and underwriters may be entitled to indemnification by the Republic against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution from the Republic with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, the Republic in the ordinary course of business.

In compliance with Financial Industry Regulatory Authority guidelines, the maximum compensation to any underwriters or agents in connection with the sale of any securities pursuant to the prospectus and applicable prospectus supplements will not exceed 8% of the aggregate total offering price to the public of such securities as set forth on the cover page of the applicable prospectus supplement; however, it is anticipated that the maximum compensation paid will be significantly less than 8%.

Unless otherwise specified in the applicable prospectus supplement, if the Republic offers and sells securities outside the United States, each underwriter or dealer will acknowledge that:

•	the securities offered have not been and will not be registered under the Securities Act of 1933; and

•

the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933. Each participating underwriter or dealer will agree that it has not offered or sold, and will not offer or sell, any debt securities constituting part of its allotment in the United States except in accordance with Rule 903 of Regulation S under the Securities Act of 1933. Accordingly, each underwriter or dealer will agree that neither the underwriter nor dealer nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the securities.

VALIDITY OF THE SECURITIES

The Secretary of the Department of Justice of the Republic will provide an opinion on behalf of the Republic as to the validity of the securities under Philippine law. Linklaters Singapore Pte. Ltd., United States counsel for the Republic, will provide an opinion on behalf of the Republic as to the validity of the securities under U.S. and New York State law. U.S. and Philippine counsel named in the applicable prospectus supplement will provide an opinion as to certain legal matters on behalf of the underwriters named in the applicable prospectus supplement.

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

The authorized agent of the Republic in the United States is Elmer G. Cato, Consul General, Philippine Consulate General, 556 Fifth Avenue, New York, New York 10036-5095.

EXPERTS; OFFICIAL STATEMENTS AND DOCUMENTS

Information contained herein that is identified as being derived from a publication of the Republic or one of its agencies or instrumentalities is included herein on the authority of such publication as an official public document of the Republic. All other information contained herein is included as an official public statement made on the authority of Rosalia V. De Leon, the Treasurer of the Philippines and Mark Dennis Y.C. Joven, Undersecretary of the Department of Finance.

FURTHER INFORMATION

The Republic has filed a registration statement for the securities with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information described in the registration statement. For further information, you should refer to the registration statement.

The Republic is not subject to the informational requirements of the Securities Exchange Act of 1934. The Republic commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2016. These reports include certain financial, statistical and other information concerning the Republic. The Republic may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C. or over the Internet at www.sec.gov.

SEC Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information.

The SEC allows the Republic to incorporate by reference some information that the Republic files with the SEC. Incorporated documents are considered part of this prospectus. The Republic can disclose important information to you by referring you to those documents. The following documents, which the Republic has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:

•	the Republic’s annual report on Form 18-K for the year ended December 31, 2021 filed with the SEC on September 9, 2022 (the “2021 Annual Report”);

•	Amendment Nos. 1, 2 and 3 filed on Form 18-K/A on October 5, 2022, October 13, 2022 and November 4, 2022, to the 2021 Annual Report; and

•	each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed on or after the date of this prospectus and before all of the debt securities and warrants are sold.

Later information that the Republic files with the SEC will update and supersede earlier information that it has filed.

ISSUER

Republic of the Philippines

Department of Finance, Office of the Secretary

Department of Finance Building

BSP Complex

Manila

Republic of the Philippines

LEGAL ADVISORS TO THE REPUBLIC OF THE PHILIPPINES

As to U.S. federal and New York State law:	As to Philippine law:
Linklaters Singapore Pte. Ltd.	Department of Justice
One George Street #17-01 Singapore 049145	Padre Faura Street Malate Manila Republic of the Philippines

LEGAL ADVISORS TO THE UNDERWRITERS

As to U.S. federal and New York State law:	As to Philippine law:
Cleary Gottlieb Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road Hong Kong	Romulo Mabanta Buenaventura Sayoc & de los Angeles Corporate Banking & Finance 21st Floor, Philamlife Tower 8767 Paseo de Roxas Makati City Republic of the Philippines

FISCAL AGENT, REGISTRAR, TRANSFER AGENT AND PRINCIPAL PAYING AGENT	LUXEMBOURG LISTING AGENT

The Bank of New York Mellon 240 Greenwich Street New York, New York 10286 United States of America	The Bank of New York Mellon SA/NV, Luxembourg Branch Vertigo Building - Polaris 2-4 rue Eugène Ruppert L-2453 Luxembourg

LUXEMBOURG PAYING AND TRANSFER AGENT

The Bank of New York Mellon SA/NV, Luxembourg Branch

Vertigo Building - Polaris

2-4 rue Eugène Ruppert

L-2453 Luxembourg

Until            , 2023, all dealers that effect transactions in the global bonds, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.